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                                                                  Execution Copy




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                                 TOYOTA LEASING, INC.


                                         AND


                      U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE


                            TOYOTA AUTO LEASE TRUST 1997-A
                         AUTO LEASE ASSET-BACKED CERTIFICATES




                        1997-A SECURITIZATION TRUST AGREEMENT



                            DATED AS OF SEPTEMBER 1, 1997



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                                  TABLE OF CONTENTS
                                                                          Page
                                                                          ----

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                     ARTICLE ONE
                                     DEFINITIONS

Section 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . .   2
Section 1.02.  Article and Section References. . . . . . . . . . . . . . .   2

                                     ARTICLE TWO
                                  CREATION OF TRUST

Section 2.01.  Creation of Trust . . . . . . . . . . . . . . . . . . . . .   2
Section 2.02.  Conveyance of 1997-A SUBI . . . . . . . . . . . . . . . . .   3
Section 2.03.  Acceptance by Trustee . . . . . . . . . . . . . . . . . . .   3

                                    ARTICLE THREE
                     ALLOCATIONS AND DISTRIBUTIONS; RESERVE FUND;
                           STATEMENTS TO CERTIFICATEHOLDERS

Section 3.01.  Allocations and Distributions . . . . . . . . . . . . . . .   4
Section 3.02.  1997-A SUBI Certificateholders' Account; Reserve Fund . . .  11
Section 3.03.  Statements to Certificateholders. . . . . . . . . . . . . .  13

                                     ARTICLE FOUR
                                   THE CERTIFICATES

Section 4.01.  The Certificates. . . . . . . . . . . . . . . . . . . . . .  16
Section 4.02.  Authentication and Delivery of Certificates.. . . . . . . .  17
Section 4.03.  Registration of Transfer and Exchange of Certificates.. . .  17
Section 4.04.  Mutilated, Destroyed, Lost or Stolen Certificates.. . . . .  20
Section 4.05.  Persons Deemed Owners . . . . . . . . . . . . . . . . . . .  21
Section 4.06.  Access to List of Certificateholders' Names and Addresses .  21
Section 4.07.  Maintenance of Office or Agency . . . . . . . . . . . . . .  22
Section 4.08.  Temporary Certificates. . . . . . . . . . . . . . . . . . .  22
Section 4.09.  Book-Entry Certificates . . . . . . . . . . . . . . . . . .  23
Section 4.10.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 4.11.  Definitive Certificates . . . . . . . . . . . . . . . . . .  24
Section 4.12.  Tax Treatment . . . . . . . . . . . . . . . . . . . . . . .  25
Section 4.13.  ERISA Matters . . . . . . . . . . . . . . . . . . . . . . .  26


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                                     ARTICLE FIVE
                                    THE TRANSFEROR

Section 5.01.  Representations of Transferor . . . . . . . . . . . . . . .  26
Section 5.02.  Liability of Transferor; Indemnities. . . . . . . . . . . .  28
Section 5.03.  Merger or Consolidation of, or Assumption of the
               Obligations of, Transferor; Certain Limitations.. . . . . .  29
Section 5.04.  Limitation on Liability of Transferor and Others. . . . . .  31
Section 5.05.  Transferor May Own Investor Certificates. . . . . . . . . .  31
Section 5.06.  No Transfer . . . . . . . . . . . . . . . . . . . . . . . .  32
Section 5.07.  Tax Matters Partner . . . . . . . . . . . . . . . . . . . .  32

                                     ARTICLE SIX
                          THE 1997-A SECURITIZATION TRUSTEE

Section 6.01.  Duties of Trustee . . . . . . . . . . . . . . . . . . . . .  32
Section 6.02.  Certain Matters Affecting the 1997-A Securitization
               Trustee.. . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 6.03.  Trustee Not Liable for Certificates or Contracts. . . . . .  36
Section 6.04.  Trustee May Own Certificates. . . . . . . . . . . . . . . .  37
Section 6.05.  Trustee's Fees and Expenses . . . . . . . . . . . . . . . .  37
Section 6.06.  Eligibility Requirements for Trustee. . . . . . . . . . . .  37
Section 6.07.  Resignation or Removal of Trustee . . . . . . . . . . . . .  38
Section 6.08.  Successor Trustee . . . . . . . . . . . . . . . . . . . . .  39
Section 6.09.  Merger or Consolidation of Trustee. . . . . . . . . . . . .  39
Section 6.10.  Appointment of Co-Trustee or Separate Trustee.. . . . . . .  40
Section 6.11.  Representations and Warranties of Trustee . . . . . . . . .  41
Section 6.12.  Tax Returns . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 6.13.  Trustee May Enforce Claims Without Possession of
               Certificates. . . . . . . . . . . . . . . . . . . . . . . .  42
Section 6.14.  Suit for Enforcement. . . . . . . . . . . . . . . . . . . .  43
Section 6.15.  Rights of Certificateholders to Direct Trustee. . . . . . .  43
Section 6.16.  No Petition . . . . . . . . . . . . . . . . . . . . . . . .  44

                                    ARTICLE SEVEN
                                     TERMINATION

Section 7.01.  Termination of the 1997-A Securitization Trust. . . . . . .  44
Section 7.02.  Optional Purchase of 1997-A SUBI. . . . . . . . . . . . . .  46


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                                    ARTICLE EIGHT
                              EARLY AMORTIZATION EVENTS

Section 8.01.  Early Amortization Events . . . . . . . . . . . . . . . . .  46
Section 8.02.  Additional Rights Upon the Occurrence of Certain Events . .  49

                                     ARTICLE NINE
                               MISCELLANEOUS PROVISIONS

Section 9.01.  Amendment . . . . . . . . . . . . . . . . . . . . . . . . .  50
Section 9.02.  Protection of Title to Trust. . . . . . . . . . . . . . . .  52
Section 9.03.  Limitation on Rights of Certificateholders. . . . . . . . .  53
Section 9.04.  Governing Law . . . . . . . . . . . . . . . . . . . . . . .  54
Section 9.05.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Section 9.06.  Severability of Provisions; Counterparts. . . . . . . . . .  55
Section 9.07.  Assignment. . . . . . . . . . . . . . . . . . . . . . . . .  55
Section 9.08.  Certificates Nonassessable and Fully Paid . . . . . . . . .  55

                                     ARTICLE TEN
                                  AGENT FOR SERVICE

Section 10.01.  Agent for Service of Transferor. . . . . . . . . . . . . .  56
Section 10.02.  Agent of Trustee . . . . . . . . . . . . . . . . . . . . .  56


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EXHIBITS:

Exhibit A-1   - Form of Class A-1 Certificate  . . . . . . . A-1
Exhibit A-2   - Form of Class A-2 Certificate  . . . . . . . A-2
Exhibit A-3   - Form of Class A-3 Certificate  . . . . . . . A-3
Exhibit B     - Form of Class B Certificate  . . . . . . . . B-1
Exhibit C     - Form of Transferor Certificate . . . . . . . C-1
Exhibit D     - Form of Transferee Certificate . . . . . . D-1-1
Exhibit E     - Form of Non-144A Transferee Certificate. . . E-1


                                          iv

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                        1997-A SECURITIZATION TRUST AGREEMENT


THIS 1997-A SECURITIZATION TRUST AGREEMENT, dated as of September 1, 1997, is made with respect to the formation of the TOYOTA AUTO LEASE TRUST 1997-A (the "1997-A SECURITIZATION TRUST"), between TOYOTA LEASING, INC. a California corporation ("TLI" or, in its capacity as transferor hereunder, the "Transferor"), and U.S. BANK NATIONAL ASSOCIATION, as trustee (the "1997-A SECURITIZATION TRUSTEE").

                                       RECITALS

    A.   The Toyota Lease Trust (the "Titling Trust") is governed by the
Amended and Restated Trust and Servicing Agreement dated as of October 1, 1996 (the "Titling Trust Agreement") among Toyota Motor Credit Corporation, a California corporation, as grantor, initial beneficiary and servicer ("TMCC" and in its capacity as servicer, the "Servicer"), TMTT, Inc., a Delaware corporation, as trustee (the "TITLING TRUSTEE") and, for the limited purposes stated therein, U.S. Bank National Association, a national banking association, as trust agent ("U.S. BANK"). Pursuant to the Co-Trustee Agreement, Delaware Trust Capital Management, Inc. will act as co-trustee of the Titling Trust. The Titling Trust acquires and holds title to various automobiles, light-duty trucks, related lease contracts and certain other assets in accordance with the terms of the Titling Trust Agreement. Capitalized terms used and not defined in these Recitals have the meanings given in Article I below.

    B. Concurrently herewith, TMCC, the Titling Trustee and U.S. Bank have entered into the 1997-A SUBI Supplement to the Titling Trust Agreement dated as of September 1, 1997 (the "1997-A SUBI Supplement") pursuant to which the Titling Trust, at the direction of TMCC, will create and issue a special unit of beneficial interest in the Titling Trust (the "1997-A SUBI"), whose beneficiaries generally will be entitled to the net cash flow arising from the related SUBI Portfolio (such SUBI Portfolio, the "1997-A SUBI Portfolio"). The 1997-A SUBI will be evidenced by one SUBI Certificate representing the entire beneficial interest in the 1997-A SUBI (the "1997-A SUBI Certificate").

    C. Concurrently herewith, the Titling Trustee (on behalf of the Titling Trust) and the Servicer also have entered into a 1997-A SUBI Servicing Supplement to the Titling Trust Agreement dated as of September 1, 1997 (the "1997-A SUBI Servicing Supplement"), pursuant to which the terms of the Titling Trust Agreement will be supplemented insofar as they apply to the 1997-A SUBI Portfolio,


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providing for further servicing obligations that will benefit the holders of the
1997-A SUBI Certificate.

    D. Concurrently herewith, TMCC and the Transferor have entered into the 1997-A SUBI Certificate Purchase and Sale Agreement dated as of September 1, 1997 (the "SUBI Certificate Agreement"), pursuant to which TMCC sold to the Transferor, without recourse, all of TMCC's right, title and interest in and to the 1997-A SUBI and the 1997-A SUBI Certificate, all monies due thereon and the right to realize on any property subject to the 1997-A SUBI, and all proceeds thereof, for the consideration stated therein.

    E. The parties desire to enter into this 1997-A Securitization Trust Agreement to create the 1997-A Securitization Trust, to provide for the issuance by the 1997-A Securitization Trust of certain Certificates and to provide for the exchange of those Certificates for the 1997-A SUBI Certificate (excluding all rights in the Residual Value Insurance Policy evidenced by the 1997-A SUBI Certificate) in connection with a Securitized Financing by the Transferor.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                     ARTICLE ONE
                                     DEFINITIONS

    SECTION 1.01.  DEFINITIONS.

    For all purposes of this 1997-A Securitization Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) unless otherwise defined herein, all capitalized terms used herein shall have the meanings attributed to them in the Annex of Definitions attached to the Titling Trust Agreement or the Annex of Supplemental Definitions attached to the 1997-A SUBI Supplement, (b) defined terms include (i) all genders and (ii) the plural as well as the singular, (c) all references to words such as "herein", "hereof" and the like shall refer to this 1997-A Securitization Trust Agreement as a whole and not to any particular article or section within this 1997-A Securitization Trust Agreement, (d) the term "include" and all variations thereon shall mean "include without limitation", and (e) the term "or" shall include "and/or".

    SECTION 1.02.  ARTICLE AND SECTION REFERENCES.


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    Except as otherwise specified herein, all article and section references shall be to Articles and Sections in this 1997-A Securitization Trust Agreement.

                                     ARTICLE TWO
                                  CREATION OF TRUST

    SECTION 2.01.  CREATION OF TRUST.

    Upon the execution of this 1997-A Securitization Trust Agreement by the parties hereto, there is hereby created the Toyota Auto Lease Trust 1997-A.

    SECTION 2.02.  CONVEYANCE OF 1997-A SUBI.

    In consideration of the 1997-A Securitization Trustee's delivery to, or upon the order of, the Transferor of executed and authenticated Investor Certificates, in authorized denominations, in an aggregate amount equal to the Initial Certificate Balance, and of the executed and authenticated Transferor Certificate, the Transferor does hereby transfer, assign and otherwise convey to the 1997-A Securitization Trustee, in trust for the benefit of the Certificateholders, to the full extent of the Transferor's interest therein, without recourse (subject to the Transferor's obligations herein):

         (i) all right, title and interest of the Transferor in and to the 1997-A SUBI and the 1997-A SUBI Certificate evidencing the 1997-A SUBI and all monies due thereon and paid thereon or in respect thereof;

         (ii) the right to realize upon any property that may be deemed to secure the 1997-A SUBI;

         (iii) all rights accruing to the holder of the 1997-A SUBI under the Titling Trust Agreement, the 1997-A SUBI Supplement and the 1997-A SUBI Servicing Supplement; and

         (iv)  all proceeds of the foregoing;

PROVIDED that all monies and payments due or payable under any Residual Value Insurance Policy applicable to the 1997-A Leased Vehicles and the 1997-A Contracts and the right to receive such payments and monies are retained by the Transferor and are not hereby transferred, assigned or otherwise conveyed to the 1997-A Securitization Trustee.

    The Transferor also does hereby grant to the 1997-A Securitization Trustee a security interest in all of the foregoing (exclusive of the monies and payments referred to in the preceding PROVISO), and the 1997-A Securitization Trustee shall have all the


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rights, powers and privileges thereto and therein of a secured party under the
UCC.

    SECTION 2.03.  ACCEPTANCE BY TRUSTEE.

    The 1997-A Securitization Trustee does hereby accept all consideration conveyed by the Transferor pursuant to Section 2.02 and declares that the 1997-A Securitization Trustee shall hold such consideration in trust as herein set forth for the benefit of the Certificateholders, subject to the terms and provisions of this 1997-A Securitization Trust Agreement.

                                    ARTICLE THREE

                     ALLOCATIONS AND DISTRIBUTIONS; RESERVE FUND;
                           STATEMENTS TO CERTIFICATEHOLDERS

    SECTION 3.01.  ALLOCATIONS AND DISTRIBUTIONS.

         (a) On each Determination Date, pursuant to Section 4.02(g) of the 1997-A SUBI Servicing Supplement, the Servicer shall calculate the amounts to be allocated or distributed to the holder of the 1997-A SUBI Certificate, the Class A-1 Distributable Amount, the Class A-2 Distributable Amount, the Class A-3 Distributable Amount, the Class B Distributable Amount, the Transferor Distributable Amount, and all other allocations or distributions to be made on the related Monthly Allocation Date and Certificate Payment Date. On each Monthly Allocation Date, the 1997-A Securitization Trustee shall make the allocations and distributions called for in this Section 3.01. If funds are to be deposited into the 1997-A SUBI Certificateholders' Account, the 1997-A Securitization Trustee shall make such deposit from the applicable amounts in the 1997-A SUBI Collection Account or the Reserve Fund, as applicable, to the extent that net investment earnings on funds in the 1997-A SUBI Certificateholders' Account applied as provided in the third paragraph of
Section 3.02(a) are insufficient therefor. If amounts are to be distributed to Certificateholders, the Transferor or other Persons, such distributions will be made first from the Interest Collections portion of Available Interest and then (to the extent necessary) from the net investment income portion of Available Interest, and in each case subject to all applications thereof pursuant to clauses with higher priority, such that such distributions are made directly from the 1997-A SUBI Collection Account to the extent possible and from the 1997-A SUBI Certificateholders' Account to the extent necessary.

         (b) On each Monthly Allocation Date, based on the Servicer's Certificate prepared by the Servicer, the 1997-A Securitization Trustee shall allocate or distribute from the 1997-A SUBI Collection Account and the 1997-A SUBI Certificateholders'


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Account, as applicable, the Available Interest in the following amounts and in the following order of priority to the following accounts and Persons:

         (i) in the event of an Early Amortization Event involving an Insolvency Event, as a result of the 1997-A Securitization Trustee having elected or having received written instructions from holders of Certificates evidencing Voting Interests of not less than 51% of the Class A Certificates (voting together as a single class) or 51% of the Class A Certificates and Class B Certificates (voting together as a single class) to sell or dispose of the property of the 1997-A Securitization Trust pursuant to Section 8.02(a), to the 1997-A Securitization Trustee, the Investor Percentage of Capped Securitization Trust Administrative Expenses;

         (ii) to the 1997-A SUBI Certificateholders' Account first from the net investment income portion of Available Interest, and then from the Interest Collections portion of Available Interest to the extent necessary, until there has been deposited therein pursuant to this clause (ii), the Class A-1 Interest Distributable Amount and any unpaid Class A-1 Interest Carryover Shortfall, the Class A-2 Interest Distributable Amount and any Class A-2 Interest Carryover Shortfall and the Class A-3 Interest Distributable Amount and any Class A-3 Interest Carryover Shortfall;

         (iii) to the 1997-A SUBI Certificateholders' Account until there has been deposited therein pursuant to this clause (iii), the Class B Interest Distributable Amount, together with any unpaid Class B Interest Carryover Shortfall;

         (iv) to the Servicer, (a) the Investor Percentage of the Servicing Fee for the related Collection Period and (b) any unpaid portion of the Investor Percentage of the Servicing Fee in respect of any prior Collection Period;

         (v) to the Servicer, the Investor Percentage of the Capped Contingent and Excess Liability Premiums that have not yet been reimbursed to the Servicer;

         (vi) to the Titling Trustee, the Investor Percentage of Capped Titling Trust Administrative Expenses;

         (vii) in circumstances other than those set forth in clause (i), to the 1997-A Securitization Trustee, the Investor Percentage of Capped Securitization Trust Administrative Expenses for the preceding Collection Period;

         (viii) to the 1997-A SUBI Certificateholders' Account until there has been deposited therein pursuant to this clause (viii), the aggregate Loss Amount allocated to the Class A


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    Certificates on such Monthly Allocation Date plus the aggregate amount of
    Certificate Principal Loss Amounts allocated to the Class A Certificates on prior Monthly Allocation Dates that have not been previously reimbursed or deposited in the 1997-A SUBI Certificateholders' Account (whether from Available Interest or from amounts applied pursuant to Section 3.01(e));

         (ix) to the 1997-A SUBI Certificateholders' Account until there has been deposited therein pursuant to this clause (ix), (A) the amount, if any, of (a) accrued and unpaid interest to but excluding such Monthly Allocation Date at the Class B Rate on any Certificate Principal Loss Amounts previously allocated to the Class B Certificates and not yet reimbursed and then (b) the aggregate amount of Loss Amounts allocated to the Class B Certificateholders on such Monthly Allocation Date plus the aggregate amount of Certificate Principal Loss Amounts allocated to the Class B Certificates on any prior Monthly Allocation Date, in each case to the extent not previously reimbursed pursuant to this clause (ix) (whether from Available Interest or from amounts applied pursuant to Section 3.01(e)) and then (c) the amount, if any, of Class B Available Principal applied to fund interest shortfalls, Loss Amounts or Certificate Principal Loss Amounts allocated to the Class A Certificates on any Monthly Allocation Date and not previously paid or deposited in the 1997-A SUBI Certificateholders' Account pursuant to this clause (ix) (whether from Available Interest or from amounts applied pursuant to Section 3.01(e));

         (x) into the Reserve Fund until the amount on deposit therein equals the Specified Reserve Fund Balance;

         (xi) to the Servicer, the Investor Percentage of the amount necessary to reimburse it for the advance of Capped Titling Trust Administrative Expenses, Capped Securitization Trust Administrative Expenses and Uncapped Titling Trust Administrative Expenses actually advanced by the Servicer pursuant to Section 4.06 of the 1997-A SUBI Servicing Supplement and not yet reimbursed.

         (xii) to the Titling Trustee, the Investor Percentage of Uncapped Titling Trust Administrative Expenses;

         (xiii) to the 1997-A Securitization Trustee, the Investor Percentage of Uncapped Securitization Trust Administrative Expenses and;

         (xiv) the balance, if any, shall constitute Excess Amounts and shall be applied as set forth in subsection (c) below; provided, however, that in the event the Servicer is required to deliver the certifications as specified in Section


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

    5.03(b) of the 1997-A SUBI Servicing Supplement, such Excess Amount shall be retained in the Reserve Fund until such time as the Servicer is no longer required to deliver such certifications, notwithstanding whether or not the then applicable Specified Reserve Fund Balance has been met.

Notwithstanding the foregoing, on any Monthly Allocation Date related to a Collection Period in the Revolving Period, the amounts set forth in clause
(viii) above and the amounts applied to Loss Amounts and Certificate Principal Loss Amounts allocated to the Class B Certificates and Class B Available Principal in clause (ix) above shall not be deposited in the 1997-A SUBI Certificateholders' Account, but shall be treated as and be deemed to be Principal Collections that are part of the Investor Percentage of Principal Collections for purposes of Section 3.02 of the 1997-A SUBI Servicing Supplement and this Section 3.01. On any Monthly Allocation Date related to a Collection Period in the Amortization Period, such amounts shall be treated as and be deemed to be Principal Collections that are part of the Investor Percentage of Principal Collections and shall be deposited into the 1997-A SUBI Certificateholders' Account. Pursuant to the definition of "Class Certificate Balance", such amounts allocable to a Class of Investor Certificates have the effect of restoring the Class Certificate Balance of such Class to the extent of the reimbursement represented by such amounts.

    On each Certificate Payment Date in March and September, commencing in
March 1998, or if a Monthly Payment Event has occurred and the Amortization Period has commenced, then on each Certificate Payment Date thereafter, the 1997-A Securitization Trustee shall distribute to the holders of Investor Certificates of each Class the amounts allocable to interest accrued in respect of the Investor Certificates and deposited in the 1997-A SUBI Certificateholders' Account for such Class pursuant to the preceding clauses of this Section 3.01(b) and in the following order of priority: (ii), (iii) and
(ix); provided that if the amount available pursuant to clause (ii) is less than the full amount due to be distributed pursuant to such clause, then such available amount shall be distributed to the Class A-1 Certificateholders, the Class A-2 Certificateholders and the Class A-3 Certificateholders PRO RATA on the basis of the full amounts due them pursuant to such clause.

         (c) On each Monthly Allocation Date, based on the Servicer's Certificate prepared by the Servicer, the 1997-A Securitization Trustee shall distribute or allocate any Excess Amounts as follows:

         (i) if the Monthly Allocation Date relates to a Collection Period in the Revolving Period, any remainder to the Transferor, and

         (ii) if the Monthly Allocation Date relates to a Collection Period in the Amortization Period, any remainder up to but not exceeding the Accelerated Principal Distribution Amount to the 1997-A SUBI
    Certificateholders= Account as additional principal with the balance of any remainder then distributed to the Transferor.

         (d)(i) On each Monthly Allocation Date beginning with the Monthly Allocation Date related to the Collection Period in which the Amortization Period commences and ending on the Monthly Allocation Date that is the Certificate Payment Date on which the Certificate Balance of all Classes of Investor Certificates (after giving effect to any reimbursements of Certificate Principal Loss Amounts and any reimbursements of Class B Available Principal applied pursuant to section 3.01(e)) has been reduced to zero, based on the Servicer's Certificate prepared by the Servicer, the 1997-A Securitization Trustee shall withdraw from the 1997-A SUBI Collection Account and deposit in the 1997-A SUBI Certificateholders= Account an amount equal to the Investor Percentage of all Principal Collections collected or received in respect of the related Collection Period allocable to the 1997-A SUBI, less amounts applied in reimbursement of Advances, Nonrecoverable Advances or Maturity Advances.

     (ii) If a Monthly Payment Event has not occurred, the 1997-A Securitization Trustee, based on the Servicer's Certificate prepared by the Servicer, shall distribute to holders of the Investor Certificates of each Class on the Targeted Maturity Date for such Class of Investor Certificates the lesser of (x) the entire Class Certificate Balance of such Class of Investor Certificates (after giving effect to any reimbursements of Certificate Principal Loss Amounts and any reimbursements of Class B Available Principal applied pursuant to Section 3.01(e)) and (y) the sum of the amount of Principal Collections and the Accelerated Principal Distribution Amounts on deposit in the 1997-A SUBI Certificateholders' Account and any Maturity Advance actually made by the Servicer in respect of such Class of Investor Certificates pursuant to
Section 4.05 of the 1997-A SUBI Servicing Supplement.

    (iii) If on the Targeted Maturity Date for any Class of Investor Certificates the entire Class Certificate Balance of such Class of Investor Certificates is not distributed, then the 1997-A Securitization Trustee shall, based on the Servicer's Certificate, distribute to the holders of such Class of Investor Certificates on each following Monthly Allocation Date, until the Class Certificate Balance of such Class of Investor Certificates(after giving effect to any reimbursements of Certificate Principal Loss Amounts and any reimbursements of Class B Available Principal applied pursuant to section 3.01(e))has been reduced to zero (I) the lesser of (x) the Class Certificate Balance of such Class of Investor Certificates and (y) the amount of Principal Collections, the Accelerated Principal Distribution Amount and any Maturity Advance actually made by the Servicer in respect of such Class on deposit in the 1997-A SUBI Collection Account or in the 1997-A SUBI Certificateholders' Account on such Monthly Allocation Date and (II) the amount of interest on deposit in the 1997-A SUBI Certificateholders' Account or the 1997-A SUBI Collection Account and allocated to such Class of Investor Certificates pursuant to Section 3.01(b) in respect of such Monthly Allocation Date. If at any one time the preceding sentence is applicable to more than one Class of Investor Certificates, then the application of Principal Collections, the Accelerated Principal Distribution Amount and Maturity Advance provided for in such sentence shall be made to the Class of Investor Certificates with the earliest Targeted Maturity Date until the Class Certificate Balance of such Class of Investor Certificates (after giving effect to any reimbursements of Certificate Principal Loss Amounts and any reimbursements of Class B Available Principal applied pursuant to section 3.01(e)) has been reduced to zero.

    (iv) If a Monthly Payment Event occurs, then on each succeeding Monthly Allocation Date in the Amortization Period (other than the Monthly Allocation Date in the month in which the Monthly Payment Event occurs), the 1997-A Securitization Trustee shall, based on the Servicer's Certificate for such Monthly Allocation Date, allocate or distribute the sum of the Investor Percentage of Principal Collections, the Accelerated Principal Distribution Amount and the Maturity Advance actually made by the Servicer in respect of any Class of Certificates in the following order of priority:

         (1) to the Class A-1 Certificateholders until the Class A-1 Certificate Balance (after giving effect to any reimbursements of Certificate Principal Loss Amounts allocated thereto) is reduced to zero;

         (2) to the Class A-2 Certificateholders until the Class A-2 Certificate Balance (after giving effect to any reimbursements of Certificate Principal Loss Amounts allocated thereto) is reduced to zero;

         (3) to the Class A-3 Certificateholders until the Class A-3 Certificate Balance (after giving effect to any reimbursements of Certificate Principal Loss Amounts allocated thereto) is reduced to zero;

         (4) to the Class B Certificateholders until the Class B Certificate Balance (after giving effect to any reimbursements of Certificate Principal Loss Amounts allocated thereto and reimbursements of Class B Available Principal applied pursuant to Section 3.01(e)) is reduced to zero.

    (v) If (x) the Class Certificate Balance of any Class of Investor Certificates has been reduced to zero, but there remain unreimbursed Certificate Principal Loss Amounts previously allocated to such Class of Investor Certificates or, in the case of Class B Certificates, unreimbursed Class B Available Principal, and (y) on any Monthly Allocation Date amounts are allocated pursuant to clause (viii) or (ix), as applicable, of
Section 3.01(b) in reimbursement of such Certificate Principal Loss Amounts or Class B Available Principal (which reimbursement has the effect of restoring the Class Certificate Balance of such Class of Investor Certificates to the extent of such reimbursement), then on such Monthly Allocation Date the 1997-A Securitization Trustee shall, based on a Servicer's Certificate, distribute to the Holders of such Class of Investor Certificates such allocated reimbursement amount.

         (e) On each Monthly Allocation Date for which there is a Required Amount, based on the Servicer's Certificate prepared by the Servicer, the 1997-A Securitization Trustee shall apply the following amounts in the following order of priority to the payment of the unpaid components of the Required Amount to the extent necessary to pay such components:

         (i) the Reserve Fund Withdrawal Amount to the extent of any unpaid components in clauses (ii), (iii), (viii) and (ix) in Section 3.01(b) in that order; provided that the Class B Interest Reserve Amount shall be applied only to pay accrued and unpaid interest in respect of the Class B Certificates;

         (ii) to the extent of any remaining unpaid components of the Required Amount in clauses (i) through (ix) of Section 3.01(b), first the Transferor Interest Distributable Amount and then the Transferor Principal Distributable Amount in the order of clauses (i) through (ix) in Section 3.01(b); and

         (iii) to the extent of any remaining unpaid components of the Required Amount in clauses (ii) and (viii) of Section 3.01(b), the Class B Available Principal from the Investor Percentage of Principal Collections in the 1997-A SUBI Collection Account.

Amounts applied pursuant to the preceding sentence on a Monthly Allocation Date in respect of the Revolving Period pursuant to clause (viii) of Section 3.01(b) as Loss Amounts and Certificate Principal Loss Amounts allocated to Class B Certificates and Class B Available Principal in clause (ix) of Section 3.01(b) shall be treated as Principal Collections that are part of the Investor Percentage of Principal Collections and applied pursuant to Section 3.02 of the 1997-A SUBI Servicing Supplement. On any Month Allocation Date related to a Collection Period in the Amortization Period, such amounts shall be treated as and be deemed to be Principal Collections that are part of the Investor Percentage of Principal Collections and shall be deposited into the 1997-A SUBI Certificateholders' Account. Pursuant to the definition of "Class

Certificate Balance", such amounts allocable to a Class of Investor Certificates have the effect of restoring the Class Certificate Balance of such Class to the extent of the reimbursement represented by such amounts.

    On such Monthly Allocation Date, after giving effect to all payments required to be made and all required deposits to or withdrawals from the Reserve Fund, amounts that otherwise would be payable to the Transferor in respect of the Transferor Distributable Amount (other than Transferor Amounts) will be deposited into the Reserve Fund until the amount on deposit therein equals the Specified Reserve Fund Balance, and any remaining amounts so payable to the Transferor will be distributed to the Transferor by the 1997-A Securitization Trustee as follows: (A) if such Monthly Allocation Date relates to a Collection Period during the Revolving Period, the interest component of such remaining amounts will be paid in respect of the Transferor Interest Distributable Amount and (B) if such Monthly Allocation Date relates to a Collection Period during the Amortization Period, (l) the interest component of such remaining amounts will be paid in respect of the Transferor Interest Distributable Amount and (2) if and to the extent that the Transferor Interest will be equal to or greater than zero, after all required distributions have been made on such Monthly Allocation Date, the principal component of such remaining amounts will be paid in respect of the Transferor Principal Distributable Amount. Any amounts that would otherwise be payable to the Transferor pursuant to the foregoing as the Transferor Principal Distributable Amount, but may not be so paid because the Transferor Interest would be less than or equal to zero, shall instead be (i) allocated or distributed to the Investor Certificateholders pursuant to Section 3.01(d) to the extent necessary, or (ii) held in the Collection Account until
(a) the Investor Certificates are paid in full or (b) the Transferor Interest again exceeds zero, at which time such amounts will be distributed to the Transferor.

         (f) Subject to Section 7.01 respecting the final payment upon retirement of each Certificate, the 1997-A Securitization Trustee shall on each Certificate Payment Date distribute to each Certificateholder of any Class of record on the related Record Date by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register (or, if DTC, its nominee or a Clearing Agency is the relevant Certificateholder, by wire transfer of immediately available funds or pursuant to other arrangements), the amount to be distributed to such Certificateholder pursuant to Section 3.01.

         (g) Amounts properly received by the Transferor pursuant to this 1997-A Securitization Trust Agreement shall be free of any claim of the 1997-A Securitization Trust, the 1997-A

Securitization Trustee or the Investor Certificateholders and shall not be available to the 1997-A Securitization Trustee or the 1997-A Securitization Trust for the purpose of making deposits to the Reserve Fund or making payments to the Investor Certificateholders, nor shall the Transferor be required to refund any amount properly received by it.

         (h) The Investor Percentage of the Loss Amount with respect to any Monthly Allocation Date shall be allocated first to the Class B Certificates to the extent of the Class B Certificate Balance and then, if the Class B Certificate Balance has been reduced to zero, any remainder to the Class A Certificates of each Class PRO RATA in accordance with the respective Class Certificate Balances of such Classes of Class A Certificates.

         (i) The rights of the Class B Certificateholders to receive allocations and distributions of Available Interest allocable to the 1997-A SUBI, any Reserve Fund Withdrawal Amount and any Transferor Amounts shall be and hereby are subordinated to the rights of the Class A-1 Certificateholders, the Class A-2 Certificateholders and the Class A-3 Certificateholders to receive allocations and distributions of Available Interest allocable to the 1997-A SUBI, Reserve Fund Withdrawal Amount and Transferor Amounts to the extent provided in this 1997-A Securitization Trust Agreement.

    SECTION 3.02.  1997-A SUBI CERTIFICATEHOLDERS' ACCOUNT; RESERVE FUND.

         (a) The 1997-A Securitization Trustee shall establish and maintain a separate trust account to be known as the "Series 1997-A SUBI Certificateholders' Account", which will include the money and other property deposited and held therein pursuant to Section 3.01 and this Section. The 1997-A SUBI Certificateholders' Account shall be an Eligible Account and initially shall be established with the 1997-A Securitization Trustee. If for any reason the 1997-A SUBI Certificateholders' Account is no longer an Eligible Account, the 1997-A Securitization Trustee shall promptly cause the 1997-A SUBI Certificateholders' Account to be moved to another institution or otherwise changed so that the 1997-A SUBI Certificateholders' Account becomes an Eligible Account.

    Pursuant to Section 4.02(j) of the 1997-A Servicing Supplement, the
Servicer shall direct the 1997-A Securitization Trustee to cause the funds in the 1997-A SUBI Certificateholders' Account to be invested in Permitted Investments bearing interest at the applicable Required Rates, which are expected to be TMCC Demand Notes so long as the TMCC Demand Notes are Permitted Investments. Such Permitted Investments shall mature in such a manner that the amount required to be distributed on the next succeeding Certificate Payment Date will be available on the Deposit Date preceding such next succeeding Certificate Payment Date. To the extent that a Monthly Payment Event Occurrence occurs, the 1997-A

Securitization Trustee shall exercise the demand feature in the TMCC Demand Notes so as to have funds available on the next succeeding Certificate Payment Date. All amounts held in the 1997-A SUBI Certificateholders= Account shall be invested by the 1997-A Securitization Trustee in Permitted Investments at the direction of the Servicer until distributed or otherwise applied in accordance with the 1997-A Securitization Trust Agreement (including investment overnight from the Deposit Date on which any Permitted Investment matures to the related Monthly Allocation Date).

    Earnings (net of investment losses) on the investment of funds in the 1997-A SUBI Certificateholders' Account shall be part of Available Interest. Such net earnings need not be withdrawn from the 1997-A SUBI Certificateholders' Account and redeposited as Available Interest, but may be retained in the 1997-A SUBI Certificateholders' Account and applied as provided in this 1997-A Securitization Trust Agreement.

         (b) (i) Pursuant to Section 4.02(j) of the 1997-A Servicing Supplement, the Transferor shall establish and maintain with the 1997-A Securitization Trustee a separate trust account to be known as the "Reserve Fund", which will include the money and other property deposited and held therein pursuant to Section 3.01(b) and this Section. Funds in the Reserve Fund shall be the property of the Transferor and not the property of the 1997-A Securitization Trust. The Transferor hereby grants to the 1997-A Securitization Trustee for the benefit of the Investor Certificateholders a security interest in all funds (including Permitted Investments) in the Reserve Fund (including the Reserve Fund Initial Deposit) and the proceeds thereof, and the 1997-A Securitization Trustee shall have all of the rights of a secured party under the UCC with respect thereto; PROVIDED that all income from the investment of funds in the Reserve Fund and the right to receive such income are retained by the Transferor and are not transferred, assigned or otherwise conveyed to the 1997-A Securitization Trustee. The Reserve Fund shall be an Eligible Account and initially shall be established with the 1997-A Securitization Trustee. If for any reason the Reserve Fund is no longer an Eligible Account, the 1997-A Securitization Trustee shall promptly cause the Reserve Fund to be moved to another institution or otherwise changed so that the Reserve Fund becomes an Eligible Account.

         (ii) All amounts held in the Reserve Fund shall be invested, as directed by the Servicer pursuant to Section 4.02(j) of the 1997-A Servicing Supplement, in Permitted Investments. Earnings on investment of funds in the Reserve Fund shall be paid to the Transferor on each Certificate Payment Date, and losses and any investment expenses shall be charged against the funds on deposit therein.

         (c) On or prior to the Closing Date, the Transferor shall deposit an amount equal to the Reserve Fund Initial Deposit into the Reserve Fund. Amounts on deposit in the Reserve Fund shall be supplemented from time to time by the deposit therein of Excess Amounts otherwise distributable to the Transferor pursuant to Section 3.01(c), and amounts that otherwise would be payable to the Transferor pursuant to Section 3.01(e) but for the fact that the amount on deposit in the Reserve Fund is less than the Specified Reserve Fund Balance, to the extent described in this subparagraph (c). On each Monthly Allocation Date the amounts on deposit in the Reserve Fund shall be available for allocation and distribution as provided in Section 3.01; PROVIDED that the Class B Interest Reserve Amount shall only be applied to distributions of interest in respect of the Class B Certificates and, on each Certificate Payment Date, if the amount on deposit in the Reserve Fund (after giving effect to all deposits thereto or withdrawals therefrom on such Monthly Allocation Date) is greater than the Specified Reserve Fund Balance, the 1997-A Securitization Trustee will distribute any such excess amount to the Transferor, whereupon such excess amount shall no longer be available to the 1997-A Securitization Trustee or the Investor Certificateholders.

         (d)  Upon termination of the 1997-A Securitization Trust pursuant to
Section 7.01, any amounts on deposit in the Reserve Fund shall be available for payment of any remaining amounts due to the Investor Certificateholders, and for payment of any remaining amounts due to the 1997-A Securitization Trustee, and after payment of such amounts due, shall be paid to the Transferor.

    SECTION 3.03.  STATEMENTS TO CERTIFICATEHOLDERS.

         (a)  On each Monthly Allocation Date, the 1997-A Securitization
Trustee shall include with each allocation or distribution to each Certificateholder of record a statement, prepared by the Servicer, based on information in the Servicer's Certificate furnished pursuant to Section 5.01(b) of the 1997-A Servicing Supplement, setting forth for the related Collection Period and such Monthly Allocation Date the following information as of the related Record Date or Deposit Date or such Monthly Allocation Date, as the case may be:

         (i) the Investor Percentage and Transferor Percentage in effect with respect to the related Collection Period;

         (ii) the Certificate Distribution Amount being allocated or distributed to each Class of Certificateholders;

         (iii) the amount of the Certificate Distribution Amount allocable to interest on and principal of each Class of Certificates, separately identifying any interest on Certificate Principal Loss Amounts and any Maturity Advances;

         (iv) the amount of the Certificate Distribution Amount, if any, allocable to the Class A-1 Interest Carryover Shortfall, Class A-2 Interest Carryover Shortfall, Class A-3 Interest Carryover Shortfall and Class B Interest Carryover Shortfall;

         (v) the amount, if any, of the remaining unpaid Class A-1 Interest Carryover Shortfall, Class A-2 Interest Carryover Shortfall, Class A-3 Interest Carryover Shortfall and Class B Interest Carryover Shortfall after giving effect to the Certificate Distribution Amount;

         (vi) the Certificate Balance, the Class A-1 Certificate Balance, the Class A-2 Certificate Balance, the Class A-3 Certificate Balance, the Class B Certificate Balance, the Class A-1 Certificate Factor, the Class A-2 Certificate Factor, the Class A-3 Certificate Factor, the Class B Certificate Factor and the Adjusted Certificate Balance of each Class of Investor Certificates, in each case as of such Monthly Allocation Date and after giving effect to the allocation and/or distribution of the Certificate Distribution Amount;

         (vii) the aggregate amount, if any, of the reimbursement of Loss Amounts included in the allocation or distribution of the Certificate Distribution Amount and the amount thereof allocated to each of the Class A-1 Loss Amounts, the Class A-2 Loss Amounts, the Class A-3 Loss Amounts and the Class B Loss Amounts;

         (viii) the amount, if any, of the reimbursement of Class A-1 Certificate Principal Loss Amounts, Class A-2 Certificate Principal Loss Amounts, Class A-3 Certificate Principal Loss Amounts and Class B Certificate Principal Loss Amounts included in the Certificate Distribution Amount, in each case together with the amount of accrued interest thereon;

         (ix) the amount, if any, of the aggregate of unreimbursed Class A-1 Certificate Principal Loss Amounts, Class A-2 Certificate Principal Loss Amounts, Class A-3 Certificate Principal Loss Amounts and Class B Certificate Principal Loss Amounts after giving effect to the allocation or distribution of the Certificate Distribution Amount;

         (x) the amount of any Class B Available Principal and unreimbursed Class B Available Principal, after giving effect to the allocation or distribution of the Certificate Distribution Amount;

         (xi) the Investor Percentage of the Servicing Fee allocable to the 1997-A SUBI for such Monthly Allocation Date and any unpaid previous such amounts with respect to prior Monthly Allocations Dates;

         (xii) the amount of any Required Amount included in the Certificate Distribution Amount and the balance on deposit in the Reserve Fund and the Class B Interest Reserve Amount on such Monthly Allocation Date, after giving effect to withdrawals therefrom and deposits thereto on such Monthly Allocation Date, the change in such balance from the immediately preceding Monthly Allocation Date and the Specified Reserve Fund Balance;

         (xiii) the amount of Transferor Amounts, if any, included in the Certificate Distribution Amount;

         (xiv) the Aggregate Net Investment Value as of the end of such Collection Period;

         (xv) the aggregate amount of Payments Ahead received by the Servicer and being held thereby or on deposit in the SUBI Collection Account in respect of future Collection Periods and the change in such amount from the immediately preceding Monthly Allocation Date;

         (xvi) the amount of Advances and Maturity Advances made, and the amount of unreimbursed Advances and Maturity Advances outstanding after giving effect to the allocation or distribution of the Certificate Distribution Amount;

         (xvii) the weighted average Contract Rate of the Contracts in the 1997-A SUBI Portfolio for the immediately preceding Collection Period, the Charge-off Rate and Delinquency Percentage for each of the three immediately preceding Collection Periods;

         (xviii) Whether the "Residual Value Test" is satisfied, separately stating (A) whether with respect to the related Collection Period the number of Leased Vehicles returned to the Servicer during such period relating to Contracts that became Matured Contracts during such period is greater than 25% of all Contracts that, as of their respective origination dates, had been scheduled to become Matured Contracts during such period (provided that at least 500 such Contracts had been scheduled to become Matured Contracts during such Collection Period), and (B) whether the average Net Matured Leased Vehicle Proceeds during the three immediately preceding calendar months (or the months of August and September 1997 in the case of the October 1997 Determination Date) is less than 75% of the average Residual Values of Leased Vehicles disposed of or liquidated during such period;

provided, however, that such statement with respect to the Monthly Allocation Date in September 1997 may include only information with respect to the 1997-A SUBI Assets as of the Cut-off Date and with respect to the 1997-A SUBI Certificateholders' Account Interest Deposit, and that such statement with respect to the Monthly Allocation Date in October 1997 will include all such information with respect to the Monthly Allocation Dates in September 1997 and in October 1997 reported separately. Any Certificate Owner may obtain a copy of any such statement, of any Servicer's Certificate required pursuant to Section 5.01(b) of the 1997-A SUBI Servicing Supplement, any annual report of Independent Accountants required pursuant to Section 5.02 of the 1997-A SUBI Servicing Supplement, and of any annual Officer's Certificate required pursuant to Section 5.03 of the 1997-A SUBI Servicing Supplement, upon written request to the 1997-A Securitization Trustee at the Corporate Trust Office.

         (b) Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the 1997-A Securitization Trustee shall mail to each Person who at any time during such calendar year shall have been a Holder of an Investor Certificate, a statement or statements which in the aggregate contain the sum of the amounts set forth in clauses (iii), (ix) and (xi) in Section 3.03(a) for such calendar year or, in the event such Person shall have been a Holder of an Investor Certificate during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Certificateholder's preparation of federal income tax returns. In addition, the Servicer shall furnish to the 1997-A Securitization Trustee for distribution to such Person at such time any other information reasonably necessary under applicable law for the preparation of such income tax returns.

                                     ARTICLE FOUR
                                   THE CERTIFICATES

    SECTION 4.01   THE CERTIFICATES.

         (a) The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class B Certificates and the Transferor Certificate shall be substantially in the form of Exhibits A-1, A-2, A-3, B and C, respectively, to this 1997-A Securitization Trust Agreement. The Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates shall be issuable in minimum denominations of $1,000 and integral multiples of $1 in excess thereof and the Class B Certificates shall be issuable in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof (PROVIDED that no Class B Certificate may be issued or transferred in a denomination that would cause there to be, immediately after such issuance or transfer, one hundred
(100) or more Class B Certificateholders);

PROVIDED, HOWEVER, that one Class A-1 Certificate, one Class A-2 Certificate, one Class A-3 Certificate and one Class B Certificate may be issued in a denomination that includes any remaining portion of the Initial Class A-1 Certificate Balance, the Initial Class A-2 Certificate Balance, the Initial Class A-3 Certificate Balance and the Initial Class B Certificate Balance, respectively (each, a "Residual Certificate"). A single Transferor Certificate shall be issued. The Certificates shall be executed on behalf of the 1997-A Securitization Trustee by manual or facsimile signature of an officer or other authorized signatory of the 1997-A Securitization Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the 1997-A Securitization Trustee shall not be rendered invalid, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. All Certificates shall be dated the date of their authentication.

         (b) The Investor Certificates shall represent fractional undivided interests in the 1997-A Securitization Trust, including the right to receive the Investor Percentage of Interest Collections and Principal Collections and the other amounts at the times and in the amounts specified in this 1997-A Securitization Trust Agreement. The Transferor Certificate shall represent the interest in the 1997-A Securitization Trust not represented by the Investor Certificates.

    SECTION 4.02.  AUTHENTICATION AND DELIVERY OF CERTIFICATES.

    In exchange for, and simultaneously with the sale, assignment and transfer to the 1997-A Securitization Trustee of the 1997-A SUBI (exclusive of all monies and payments due or payable under any Residual Value Insurance Policy and the right to receive such amounts), the 1997-A SUBI Certificate and the other assets of the 1997-A Securitization Trust, the 1997-A Securitization Trustee shall cause to be executed, authenticated and delivered to or upon the order of the Transferor Investor Certificates in authorized denominations equaling in the aggregate the sum of the Initial Class A-1 Certificate Balance, the Initial Class A-2 Certificate Balance, the Initial Class A-3 Certificate Balance and the Initial Class B Certificate Balance, and the Transferor Certificate, each duly authorized by the 1997-A Securitization Trustee, and evidencing the entire ownership of the 1997-A Securitization Trust. No Certificate shall be entitled to any benefit under this 1997-A Securitization Trust Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A-1, A-2, A-3, B or C to this 1997-A Securitization Trust Agreement, as the case may be, executed by the 1997-A Securitization Trustee by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered under this 1997-A Securitization Trust Agreement.

    SECTION 4.03.  REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

         (a) The Certificate Registrar shall maintain a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Register shall provide for the registration of Certificates and transfers and exchanges of Certificates as provided in this 1997-A Securitization Trust Agreement; PROVIDED, HOWEVER, that Bankers Trust Company Luxembourg S.A. and any transfer agent appointed in Hong Kong shall provide for transfers and exchanges of the Definitive Certificates. The 1997-A Securitization Trustee is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as provided in this 1997-A Securitization Trust Agreement. In the event that, subsequent to the Closing Date, the 1997-A Securitization Trustee notifies the Servicer that it is unable to act as Certificate Registrar, the Servicer shall appoint another bank or trust company, having an office or agency located in the Borough of Manhattan, The City of New York, agreeing to act in accordance with the provisions of this 1997-A Securitization Trust Agreement applicable to it, and otherwise acceptable to the 1997-A Securitization Trustee, to act as successor Certificate Registrar under this 1997-A Securitization Trust Agreement.

    The Transferor Certificate shall be owned by the Transferor and may not be transferred, as provided by Section 5.06.

    No transfer of the Class B Certificates shall be made unless such resale or transfer is made (i) pursuant to an effective Registration Statement under the Securities Act, (ii) in a transaction (other than a transaction in clause (iv) below) exempt from the registration requirements of the Securities Act and applicable state and foreign securities laws (iii) to the Transferor, or (iv) to a Person who the transferor of such Class B Certificate reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act and that is aware that the resale or other transfer is being made in reliance on Rule 144A or to an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor"). In the event that a transfer is to be made as described in clause (ii) of the preceding sentence, the prospective transferee shall deliver or cause to be delivered an Opinion of Counsel in form and substance satisfactory to the 1997-A Securitization Trustee and the Transferor to the effect that such transfer may be made without registration under the Securities Act or any applicable state or foreign securities laws. In the event that a transfer is to be made as described in clause (iv), the 1997-A Securitization Trustee shall require that the transferee execute a representation letter acceptable to and in form and substance satisfactory to the 1997-A Securitization Trustee (PROVIDED that the form attached as Exhibit D or Exhibit E, as applicable, shall be deemed acceptable if it is completed in a manner acceptable to the 1997-A Securitization Trustee) certifying to the 1997-A Securitization Trustee the facts surrounding such transfer, which representation letter shall not be an expense of the 1997-A Securitization Trustee, the Transferor or the Servicer. In the case of a transfer under either clause (ii) or clause (iv), the Holder of a Class B Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the 1997-A Securitization Trustee, the Transferor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with the Securities Act and such state laws. Neither the Transferor, the Servicer nor the 1997-A Securitization Trustee is under any obligation to register the Class B Certificates under the Securities Act or any applicable state or foreign securities laws. Prospective purchasers of the Class B Certificates are hereby notified that the seller of any Class B Certificates may be relying on the exemption from the registration requirements of Section 5 of the Act provided by Rule 144A under the Act.

    The Class B Certificates or a beneficial interest therein may not be transferred unless the 1997-A Securitization Trustee has received (i) either
(a) a certificate from the transferee to the effect that such transferee is not an employee benefit plan, trust or account subject to ERISA, or subject to
Section 4975 of the Code, or a governmental plan defined in Section 3(32) of ERISA subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law") (each, a "Benefit Plan") and is not an entity, including an insurance company separate account or an insurance company general account if the assets in any such accounts constitute "Plan Assets" for purposes of regulation Section 2510.3-101 of ERISA, whose underlying assets include Benefit Plan assets by reason of a Benefit Plan's investment in the entity (such Benefit Plan or entity, a "Benefit Plan Investor") or (b) an Opinion of Counsel satisfactory to the 1997-A Securitization Trustee, the Transferor and the Servicer to the effect that the purchase or holding of such Class B Certificate will not constitute or result in the assets of the 1997-A Securitization Trust being deemed to be "Plan Assets" subject to the fiduciary responsibility provisions of ERISA or prohibited transactions provisions of Section 4975 of the Code or Similar Law, will not constitute or result in a prohibited transaction within the meaning of Section 406 or Section 407 of ERISA or Section 4975 of the Code or Similar Law, and will not subject the 1997-A Securitization Trustee, the Transferor or the Servicer to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or Similar Law) and (ii) a certificate to the effect that if the transferee is a partnership, grantor trust or S corporation for federal income tax purposes (a "Flow-Through Entity"), any Class B Certificates owned by such Flow-Through Entity will represent less than 50% of the value of all the assets owned by such Flow-Through Entity and no special allocation of income, gain, loss, deduction or credit from such Class B Certificates will be made among the beneficial owners of such Flow-Through Entity. Notwithstanding the foregoing restrictions, the 1997-A Securitization Trustee shall permit a transfer of Class B Certificates to a Benefit Plan if, in the sole determination of the 1997-A Securitization Trustee, after giving effect to the proposed transfer to such Benefit Plan, Benefit Plans will not own 25% or more of the Class B Certificates (by Class Certificate Balance).

    The Transferor shall, whenever the 1997-A Securitization Trust is not subject to Section 13 or 15(d) of the Exchange Act, make available, upon request, to any holder of such Class B Certificates in connection with any sale thereof and any prospective purchaser of Class B Certificates from such holder the information specified in Rule 144A(d)(4) under the Securities Act.

    In addition, no resale or other transfer of the Class B Certificates or any interest therein shall be permitted unless immediately after giving effect to such resale or other transfer, there would be fewer than 100 Class B Certificateholders.

    The Class B Certificates, this 1997-A Securitization Trust Agreement and related documents may be amended or supplemented from time to time to modify restrictions on and procedures for resale and other transfer of such Class B Certificates to reflect any change in applicable law or regulation (or the interpretation thereof) or practices relating to the resale or transfer of restricted securities generally.

         (b) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the 1997-A Securitization Trustee in its capacity as Certificate Registrar, or at the office of the agent of the 1997-A Securitization Trustee as Certificate Registrar, who shall initially be First Trust of New York, National Association, 100 Wall Street, 20th Floor, New York, New York 10005, in the Borough of Manhattan, the City of New York and, with respect to the Definitive Certificates, Bankers Trust Company Luxembourg S.A. and any agent appointed for such purpose in Hong Kong for so long as any Class A Certificates are listed on the Luxembourg and Hong Kong Stock Exchanges, or the appropriate office of any successor Certificate Registrar, the 1997-A Securitization Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class in authorized denominations of a like aggregate principal amount.

         (c) At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class of authorized denominations of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the 1997-A Securitization Trustee on behalf of the 1997-A Securitization Trust shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the 1997-A Securitization Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

         (d) No service charge shall be imposed on any Holder for any registration of transfer or exchange of Certificates, but the 1997-A Securitization Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates, subject in Hong Kong to the limits set forth in The Hong Kong Listing Agreement.

         (e) All Certificates surrendered for registration of transfer and exchange shall be cancelled and subsequently destroyed by the 1997-A Securitization Trustee.

         (f) No Class B Certificate shall be listed for trading on any recognized securities exchange.

    SECTION 4.04.  MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

    If (i) any mutilated Certificate is surrendered to the Certificate
Registrar (or Bankers Trust Company Luxembourg S.A. and any agent appointed for such purpose in Hong Kong with respect to the Definitive Certificates), or the Certificate Registrar (or Bankers Trust Company Luxembourg S.A. and any agent appointed for for such purpose in Hong Kong) receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar (or Bankers Trust Company Luxembourg S.A. and any agent appointed for such purpose in Hong Kong with respect to the Definitive Certificates) and the 1997-A Securitization Trustee such security or indemnity as may be required by them to save each of them and the 1997-A Securitization Trust harmless, then, in the absence of notice that such Certificate has been acquired by a bona fide purchaser, the 1997-A Securitization Trustee on behalf of the 1997-A Securitization Trust shall execute and the 1997-A Securitization Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section, the 1997-A Securitization Trustee may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the 1997-A Securitization Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time, and any such lost, stolen or destroyed Certificate shall, upon issuance of any such duplicate Certificate, be null, void and of no effect.

    SECTION 4.05.  PERSONS DEEMED OWNERS.

    Prior to due presentation of a Certificate for registration of transfer, the 1997-A Securitization Trustee, the Certificate Registrar and any of their respective agents may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 3.01 and for all other purposes whatsoever, and neither the 1997-A Securitization Trustee, the Certificate Registrar nor any of their respective agents shall be affected by any notice to the contrary.

    SECTION 4.06.  ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

    The Certificate Registrar shall furnish or cause to be furnished to the Servicer, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Servicer, a list, in such form as the Servicer may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or holders of Investor Certificates evidencing not less than 25% of the aggregate Percentage Interests of any Class (hereinafter referred to as "Applicants") apply in writing to the 1997-A Securitization Trustee, and such application states that the Applicants desire to communicate with other Investor Certificateholders with respect to their rights under this 1997-A Securitization Trust Agreement or under the Certificates and such application is accompanied by a copy of the communication that such Applicants propose to transmit, then the 1997-A Securitization Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access, during normal business hours, to the current list of Investor Certificateholders. Every Certificateholder, by receiving and holding a Certificate, agrees with the Servicer and the 1997-A Securitization Trustee that neither the Servicer nor the 1997-A Securitization Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders under the Agreement, regardless of the source from which such information was derived.

    SECTION 4.07.  MAINTENANCE OF OFFICE OR AGENCY.

    The 1997-A Securitization Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The initial such agency shall be c/o First Trust of New York, National Association, 100 Wall Street, 20th Floor, New York, New York 10005 and, with respect to the Definitive Certificates shall be Bankers Trust Company Luxembourg S.A., 14 Boulevard F.D. Roosevelt, L-2450, Luxembourg, and any agent appointed for such purpose in Hong Kong for so long as any Class A Certificates are listed on the Luxembourg and Hong Kong Stock Exchanges; PROVIDED that a copy of any such Certificate surrendered shall be sent to the 1997-A Securitization Trustee at the Corporate Trust Office. The 1997-A Securitization Trustee shall give prompt written notice to the Transferor, the Servicer and the Certificateholders of any change in the location of any such office or agency. Notices and demands to or upon the 1997-A Securitization Trustee in respect of the Certificates and this 1997-A Securitization Trust Agreement shall not be sent to such office or agency, but shall be sent as set forth in Section 10.02.

    SECTION 4.08.  TEMPORARY CERTIFICATES.

    Pending the preparation of definitive Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates, the 1997-A Securitization Trustee, on behalf of the 1997-A Securitization Trust, may execute, authenticate and deliver, temporary Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates in lieu of which they are issued. If temporary Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates are issued, the Transferor will cause definitive Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates to be prepared without unreasonable delay. After the preparation of definitive Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates, the temporary Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates shall be exchangeable for definitive Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates upon surrender of the temporary Class A-1 Certificates, Class A-2 Certificates, or Class A-3 Certificates at the office or agency to be maintained as provided in
Section 4.07, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Class A Certificates, the 1997-A Securitization Trustee shall execute and authenticate and deliver in exchange therefor a like principal amount of definitive Class A Certificates in authorized denominations. Until so exchanged the temporary Class

A Certificates shall in all respects be entitled to the same benefits under the Agreement as definitive Class A Certificates.

    SECTION 4.09.  BOOK-ENTRY CERTIFICATES.

    The Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, upon original issuance will be issued in the form of one or more typewritten certificates representing the Book-Entry Certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Transferor. The certificate or certificates delivered to DTC evidencing such Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Class A-1 Certificates, the Class A-2 Certificates or the Class A-3 Certificates, except as provided in Section 4.11. Unless otherwise specified in this 1997-A Securitization Trust Agreement, unless and until definitive, fully registered Class A-1 Certificates, Class A-2 Certificates, and Class A-3 Certificates (the "Definitive Certificates") have been issued to Certificate Owners pursuant to Section 4.11:

         (i)  the provisions of this Section shall be in full force and effect;

         (ii) the Transferor, the Servicer, the Certificate Registrar and the 1997-A Securitization Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates) as the authorized representative of the Certificate Owners;

         (iii) to the extent that the provisions of this Section conflict with any other provisions of the Agreement, the provisions of this Section shall control;

         (iv) the rights of Certificate Owners shall be exercised only through (or through procedures established by) the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 4.11, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates to such Clearing Agency Participants; and

         (v) whenever this 1997-A Securitization Trust Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates evidencing a specified aggregate Percentage Interest thereof the Clearing Agency shall be deemed to represent such percentage (if and to the extent that it will act on behalf of Certificate Owners and/or Clearing Agency Participants) only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentages of the beneficial interest in Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates and has delivered such instructions to the 1997-A Securitization Trustee.

    SECTION 4.10.  NOTICES.

    Whenever notice or other communication to the Class A-1 Certificateholders, Class A-2 Certificateholders or the Class A-3 Certificateholders is required under this 1997-A Securitization Trust Agreement, other than to the Holder of the Residual Certificate with respect to the Class A-1 Certificates, the Class A-2 Certificates or the Class A-3 Certificates, respectively, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to
Section 4.11, the 1997-A Securitization Trustee and the Servicer shall give all such notices and communications specified herein to be given to Holders of the Class A-1 Certificates, the Class A-2 Certificates or the Class A-3 Certificates to the Clearing Agency. Whenever notice or other communication to the holders of Definitive Certificates is required under this 1997-A Securitization Trust Agreement, the 1997-A Securitization Trustee and the Servicer shall give all such notices and communications specified herein to the Holders of such Definitive Certificates as follows: (i) for so long as any Definitive Certificates are listed on the Luxembourg Stock Exchange, notices to holders of Definitive Certificates will be given by publication in a leading daily newspaper of general circulation in Luxembourg or, if publication in Luxembourg is not practical, in Europe. Such publication is expected to be made in the LUXEMBOURG WORT; and (ii) for so long as any Definitive Certificates are listed on The Stock Exchange of Hong Kong Limited, notices to holders of Definitive Certificates will be given by publication in a leading daily newspaper of general circulation in the English language in Hong Kong. Such publication is expected to be made in the SOUTH CHINA MORNING POST. In addition, if Definitive Certificates are issued, such notices will be mailed to the addresses of holders thereof at the addresses therefor as they appear in the Corporate Register maintained by the 1997-A Securitization Trustee prior to such mailing. Such notices will be deemed to have been given on the date of such publication or mailing.

    SECTION 4.11.  DEFINITIVE CERTIFICATES.

    If (i)(A) the Transferor advises the 1997-A Securitization Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as described in the letter of representations among the Transferor, the 1997-A Securitization Trustee and the Clearing Agency and (B) the 1997-A Securitization Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor at its option, advises the 1997-A Securitization Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, or (iii) after the occurrence of an Early Amortization Event, Certificate Owners representing beneficial interests in the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates (voting together as a single class) aggregating not less than 51% of the Percentage Interests advise the 1997-A Securitization Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the 1997-A Securitization Trustee shall notify all Certificate Owners, of the occurrence of such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the 1997-A Securitization Trustee of the Class A-1 Certificates, the Class A-2 Certificates or the Class A-3 Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the 1997-A Securitization Trustee shall issue the Definitive Certificates and deliver such Definitive Certificates in accordance with the instructions of the Clearing Agency. None of the Transferor, the Certificate Registrar or the 1997-A Securitization Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the 1997-A Securitization Trustee shall recognize the Holders of the Definitive Certificates as Class A-1 Certificateholders, Class A-2 Certificateholders or Class A-3 Certificateholders hereunder, as applicable. The 1997-A Securitization Trustee shall not be liable if the 1997-A Securitization Trustee or the Transferor is unable to locate a qualified successor Clearing Agency.

    The Class B Certificates shall be Definitive Certificates in minimum denominations of $250,000 and in integral multiples of $1,000 in excess thereof.

    Holders of Definitive Certificates in Luxembourg may contact Bankers Trust Company Luxembourg S.A. to arrange for receipt of their Definitive Certificates. Holders of Definitive Certificates in Luxembourg will be able to effect transfers by delivery of the Definitive Certificates to Bankers Trust Company Luxembourg S.A. with instructions for the transfer of all or part thereof to the proposed transferee thereof. If Definitive Certificates are issued in Hong Kong, a transfer agent will be appointed in Hong Kong.

    SECTION 4.12.  TAX TREATMENT.

    (a) It is the intention of the Transferor and the Investor Certificateholders that the Investor Certificates will be indebtedness of the Transferor for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Transferor, the 1997-A Securitization Trustee and each Holder of an Investor Certificate (or Certificate Owner) by acceptance of its Investor Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial interest therein) agree to treat the Investor Certificates (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as secured indebtedness of the Transferor and to report the transactions contemplated by this 1997-A Securitization Trust Agreement on all applicable tax returns in a manner consistent with such treatment. Each Holder of an Investor Certificate agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to comply with this 1997-A Securitization Trust Agreement as to treatment as secured indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. Each Holder of an Investor Certificate also agrees that it will not be entitled to any of the tax benefits related to the 1997-A Contracts and 1997-A Leased Vehicles, including any of the depreciation deductions resulting therefrom.

    (b) In the event that, notwithstanding the statement of intentions and undertakings set forth in Section 4.12(a), it is finally determined that the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and/or the Class B Certificates do not evidence indebtedness of the Transferor for all income and franchise tax purposes, but rather represent an equity interest in the assets of the 1997-A Securitization Trust, then the Transferor, the 1997-A Securitization Trustee, each Holder of such Investor Certificate and each Certificate Owner thereof, by virtue of acquiring a beneficial interest therein, all agree (i) to treat such Investor Certificates, together with the Transferor Certificate, as representing an interest in a partnership for all tax purposes, (ii) to treat all payments in respect of such

Investor Certificates (to the extent not a return of capital) as a "guaranteed payment" thereon made pursuant to Section 707(c) of the Code, and (iii) to allocate all other items of income, gain, deduction, loss or credit with respect to the assets and operations of the 1997-A Securitization Trust to the Transferor.

    SECTION 4.13.  ERISA MATTERS.

    The Transferor shall cause the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates to be registered under Section 12(g) of the Exchange Act within 120 days after December 31, 1997 and, with respect to each such Class of Class A Certificates, maintain such registration until the Class Certificate Balance of such Class of Class A Certificates (after giving effect to any reimbursements of Certificate Principal Loss Amounts allocated thereto) is reduced to zero. The Transferor has applied to the Department of Labor for an administrative exemption (the "Requested Exemption") from certain of the prohibited transaction rules of ERISA in respect of the Class A Certificates. Notwithstanding the foregoing, if the Requested Exemption is granted by the Department of Labor substantially in the form for which the application for the Requested Exemption was made, the Transferor, at its option, may deregister the Class A Certificates under the Exchange Act or, if such registration has not been effected, not register the Class A Certificates under the Exchange Act.

                                     ARTICLE FIVE
                                    THE TRANSFEROR

    SECTION 5.01.  REPRESENTATIONS OF TRANSFEROR.

    The Transferor hereby makes the following representations on which the 1997-A Securitization Trustee relies in accepting the 1997-A SUBI and 1997-A SUBI Certificate in trust and authenticating the Certificates. The representations speak as of the execution and delivery of this 1997-A Securitization Trust Agreement, but shall survive the sale, transfer and assignment of the 1997-A SUBI and 1997-A SUBI Certificate to the 1997-A Securitization Trustee.

         (a) ORGANIZATION AND GOOD STANDING. The Transferor is a corporation duly incorporated and validly existing and in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and has power, authority and legal right to acquire, own and sell the 1997-A SUBI and 1997-A SUBI Certificate.

         (b) DUE REGISTRATION. The Transferor is duly registered as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, except where the failure to so qualify or to have obtained such licenses and approvals would not have a material adverse effect on the earnings, business affairs or business prospects of the Transferor.

         (c) POWER AND AUTHORITY. The Transferor has the power and authority to execute and deliver this 1997-A Securitization Trust Agreement and to carry out its terms, the Transferor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the 1997-A Securitization Trustee as part of the 1997-A Securitization Trust and has duly authorized such sale and assignment to the 1997-A Securitization Trustee by all necessary action; and the execution, delivery and performance of this 1997-A Securitization Trust Agreement have been duly authorized by the Transferor by all necessary corporate action.

         (d)  VALID SALE; BINDING OBLIGATIONS.  This 1997-A Securitization
Trust Agreement evidences a valid sale, transfer and assignment of the 1997-A SUBI and 1997-A SUBI Certificate (excluding the proceeds of the Residual Value Insurance Policy), and constitutes a legal, valid and binding obligation of the Transferor enforceable in accordance with its terms, in each case except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

         (e) NO VIOLATION. The consummation of the transactions contemplated by this 1997-A Securitization Trust Agreement and the fulfillment of the terms of this 1997-A Securitization Trust Agreement do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the Articles of Incorporation of the Transferor, or conflict with or violate any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Transferor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this 1997-A Securitization Trust Agreement, the 1997-A SUBI Supplement, the 1997-A SUBI Servicing Supplement, the 1997-A SUBI Certificate Purchase and Sale Agreement and the Back-Up Security Agreement; nor violate any law or, to the best of the Transferor's knowledge, any order, rule or regulation applicable to the Transferor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties; which breach, default, conflict, lien or violation would have a material adverse effect on the earnings, business affairs or business prospects of the Transferor.

         (f) NO PROCEEDINGS. There are no proceedings or investigations pending, or to the Transferor's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties: (i) asserting the invalidity of this 1997-A Securitization Trust Agreement or the Certificates,
(ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this 1997-A Securitization Trust Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Transferor of its obligations under, or the validity or enforceability of, this 1997-A Securitization Trust Agreement or the Certificates or (iv) relating to the Transferor and which might adversely affect the federal, Delaware or Illinois income tax attributes of the Certificates.

         (g) TITLE TO 1997-A SUBI CERTIFICATE. Prior to the transfer pursuant to this 1997-A Securitization Trust Agreement, the Transferor has good title to, and is the sole legal and beneficial owner of, the 1997-A SUBI Certificate, free and clear of all Liens, except as provided for in the Back-Up Security Agreement.

         (h) CONSENTS AND APPROVALS. The Transferor has obtained or made all necessary licenses, consents, approvals, waivers and notifications of creditors, lessors and other nongovernmental Persons, in each case in connection with the execution and delivery of this 1997-A Securitization Trust Agreement and the consummation of all the transactions herein contemplated, and the Transferor is not required to obtain the consent of any other party or the consent, license, approval, or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this 1997-A Securitization Trust Agreement.

    SECTION 5.02.  LIABILITY OF TRANSFEROR; INDEMNITIES.

         (a) The Transferor shall be liable in accordance with this 1997-A Securitization Trust Agreement only to the extent of the obligations in this 1997-A Securitization Trust Agreement specifically undertaken by the Transferor in such capacity under this 1997-A Securitization Trust Agreement and shall have no other obligations or liabilities hereunder.

         (b) The Transferor agrees to be, and shall be, liable (as if the 1997-A Securitization Trust were a limited partnership under the California Revised Limited Partnership Act in which the Transferor is the general partner) without limitation for all liabilities (including taxes), contracts, expenses, indemnity payments and other charges of the 1997-A Securitization Trust, other than distributions to Certificateholders.

    SECTION 5.03. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, TRANSFEROR; CERTAIN LIMITATIONS.

         (a) Any Person (i) into which the Transferor may be merged or consolidated, (ii) which may result from any merger, conversion or consolidation to which the Transferor shall be a party or (iii) which may succeed to all or substantially all of the business of the Transferor, shall be the successor to the Transferor under this 1997-A Securitization Trust Agreement without the execution or filing of any document or any further act on the part of any of the parties to this 1997-A Securitization Trust Agreement, except that if the Transferor in any of the foregoing cases is not the surviving entity, then the surviving entity shall execute an agreement of assumption to perform every obligation of the Transferor either generally or specifically as provided herein. The Transferor shall provide prior notice of any merger, consolidation or succession pursuant to this Section to each Rating Agency.

         (b) (i) Subject to subparagraph (ii) below, the purpose of the Transferor shall be to engage in any lawful activity for which a corporation may be organized under the laws of the State of California other than the banking business, the trust company business or the practice of a profession that is permitted to be incorporated under the California Corporations Code.

            (ii) Notwithstanding subparagraph (b)(i) above, the purpose of the Transferor shall be limited to the following purposes and activities incidental to and necessary or convenient to accomplish the following purposes:

         (A) to acquire from time to time from TMCC all right, title and interest in and to the SUBI Certificates evidencing units of beneficial interest in the SUBI Assets;

         (B) to acquire, own, hold, service, sell, assign, pledge and otherwise deal with the SUBI Certificates and SUBI Assets, related insurance policies, related agreements with TMCC and any proceeds or further rights associated with any of the foregoing;

         (C) to sell, assign, transfer, convey and/or pledge all or any part of each such SUBI Certificate to one or more trusts or other persons or legal entities pursuant to one or more securitization trust agreements, indentures or similar agreements (the "Agreements") to be entered into by and among TMCC, as servicer, the Transferor and each other pledgee or transferee named therein (the "transferees");

         (D) to sell any series or class of asset-backed certificates or other securities issued by or evidencing interests in the transferees or obligations of the transferees or the Transferor under the related Agreements, including the Investor Certificates ("Securities");

         (E) to hold and enjoy all of the rights and privileges of any Securities so issued under the related Agreements;

         (F)  to perform its obligations under the Agreements; and

         (G) to engage in any activity and to exercise any powers permitted to corporations under the laws of the State of California that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

         (c) Notwithstanding any other provision of this Section and any provision of law, the Transferor shall not do any of the following:

         (i) engage in any business or activity other than as set forth in clause (b) above;

         (ii) without the affirmative vote of a majority of the members of the Board of Directors of the Transferor (which must include the affirmative vote of all Independent Directors of the Transferor, as required by certificate of incorporation of the Transferor), (A) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Transferor or a substantial part of its property, (E) make a general assignment for the benefit of creditors, (F) admit in writing its inability to pay its debts generally as they become due, or (G) take any corporate action in furtherance of the actions set forth in clauses (A) through (F) above;

         (iii) without the affirmative vote of the members of the Board of Directors of the Transferor (including each Independent Director), merge or consolidate with any other corporation, company or entity or sell all or substantially all of its assets or acquire all or substantially all of the assets or capital stock or other ownership interest of any other corporation, company or entity; PROVIDED that such restrictions shall not limit the acquisition of SUBI

    Certificates from TMCC or the ability of the Transferor to sell, assign, transfer, convey and/or pledge all or any part of any SUBI Certificate in accordance with Section 5.03(B)(II) hereof, on which there shall be no such restriction; or

         (iv) so long as any outstanding debt of the Transferor or Securities are rated by any nationally recognized statistical rating agency, issue unsecuritized notes or otherwise borrow money unless

         (A) the Transferor has made a written request to the related nationally recognized rating agency to issue unsecured notes or incur borrowings and such notes or borrowings are rated by the related nationally recognized rating agency the same as or higher than the rating afforded any outstanding rated debt or Securities, or

         (B) such notes or borrowings (1) are fully subordinated (and which shall provide for payment only after payment in respect of all outstanding rated debt and/or Securities) or are nonrecourse against any assets of the Transferor other than the assets pledged to secure such notes or borrowings, (2) do not constitute a claim against the Transferor in the event that such assets are insufficient to pay such notes or borrowings, and (3) where such notes or borrowings are secured by the rated debt or Securities, are fully subordinated (and which shall provide for payment only after payment in respect of all outstanding rated debt and/or Securities) to such rated debt or Securities.

    SECTION 5.04.  LIMITATION ON LIABILITY OF TRANSFEROR AND OTHERS.

    The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this 1997-A Securitization Trust Agreement.

    SECTION 5.05.  TRANSFEROR MAY OWN INVESTOR CERTIFICATES.

    Each of the Transferor and any Person controlling, controlled by or under common control with the Transferor may in its individual or any other capacity become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Transferor or such an affiliate thereof except as otherwise specifically provided in the definition of the term "Certificateholder." Investor Certificates so owned by or pledged to the Transferor or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this 1997-A Securitization Trust Agreement, without preference, priority or distinction as among all of the Investor Certificates.

The Transferor will give notice to each Rating Agency if any such controlling or commonly controlled Person shall at any time become the owner or pledgee of Investor Certificates.

    SECTION 5.06.  NO TRANSFER.

    The Transferor on behalf of itself and its successors and assigns hereby covenants that it will not transfer, pledge or assign to any Person the Transferor Certificate or any part of its right to receive any Excess Amounts pursuant to Section 3.01(c).

    SECTION 5.07.  TAX MATTERS PARTNER.

    In the event that the 1997-A Securitization Trust is recharacterized as a partnership for tax purposes, the Transferor shall act as "Tax Matters Partner"
(i) to represent the Transferor and the Class B Certificateholders, in their capacities as partners in a partnership for tax purposes, before taxing authorities or courts of competent jurisdiction in any tax matters affecting the 1997-A Securitization Trust as a tax partnership; and (ii) to execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents binding the Class B Certificateholders with respect to such tax matters or otherwise affecting their rights, including, but not limited to, extending the statute of limitations for assessment of tax deficiencies against the Class B Certificateholders and adjusting the 1997-A Securitization Trust's federal, state or local tax returns. The Transferor shall not be liable to the 1997-A Securitization Trust or to any Certificateholder for any action taken or omitted by the Transferor with regard to such tax matters or otherwise as a result of its holding the position of Tax Matters Partner.

                                     ARTICLE SIX
                          THE 1997-A SECURITIZATION TRUSTEE

    SECTION 6.01.  DUTIES OF TRUSTEE.

    (a) The 1997-A Securitization Trustee, both prior to and after the occurrence of an Event of Servicing Termination under the 1997-A SUBI Servicing Supplement, undertakes to perform such duties and only such duties as are specifically set forth in this 1997-A Securitization Trust Agreement.

    (b) The 1997-A Securitization Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the 1997-A Securitization Trustee that shall be specifically required to be furnished pursuant to any provision of this 1997-A Securitization Trust Agreement, shall examine them to determine whether they conform on their face to the requirements of this 1997-A Securitization Trust Agreement.

    (c) No provision of this 1997-A Securitization Trust Agreement shall be construed to relieve the 1997-A Securitization Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misfeasance; PROVIDED, HOWEVER, that

         (i) the duties and obligations of the 1997-A Securitization Trustee shall be determined solely by the express provisions of this 1997-A Securitization Trust Agreement, the 1997-A Securitization Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this 1997-A Securitization Trust Agreement, no implied covenants or obligations shall be read into this 1997-A Securitization Trust Agreement against the 1997-A Securitization Trustee, the permissive right of the 1997-A Securitization Trustee to do things enumerated in this 1997-A Securitization Trust Agreement shall not be construed as a duty and, in the absence of bad faith on the part of the 1997-A Securitization Trustee, the 1997-A Securitization Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the 1997-A Securitization Trustee and conforming on their face to the requirements of this 1997-A Securitization Trust Agreement;

         (ii) the 1997-A Securitization Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the 1997-A Securitization Trustee was negligent in performing its duties in accordance with the terms of this 1997-A Securitization Trust Agreement; and

         (iii) the 1997-A Securitization Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the direction of the Holders of Investor Certificates evidencing not less than 51% of the aggregate Percentage Interest relating to the time, method and place of conducting any proceeding for any remedy available to the 1997-A Securitization Trustee, or exercising any trust or power conferred upon the 1997-A Securitization Trustee, under this 1997-A Securitization Trust Agreement or the Titling Trust Agreement (as supplemented by the 1997-A SUBI Supplement).

         (d) The 1997-A Securitization Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this 1997-A Securitization Trust Agreement, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) All information obtained by the 1997-A Securitization Trustee regarding the Obligors and the Contracts contained in the 1997-A SUBI, whether upon the exercise of its rights under this 1997-A Securitization Trust Agreement or otherwise, shall be maintained by the 1997-A Securitization Trustee in confidence and shall not be disclosed to any other Person, unless such disclosure is required by any applicable law or regulation or pursuant to subpoena.

    SECTION 6.02.  CERTAIN MATTERS AFFECTING THE 1997-A SECURITIZATION TRUSTEE.

         (a)  Except as otherwise provided in Section 6.01:

         (i) the 1997-A Securitization Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of an authorized signatory, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (ii) the 1997-A Securitization Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this 1997-A Securitization Trust Agreement in good faith and in accordance with such Opinion of Counsel;

         (iii) the 1997-A Securitization Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this 1997-A Securitization Trust Agreement or the Titling Trust Agreement (as supplemented by the 1997-A SUBI Supplement), or to institute, conduct or defend any litigation under this 1997-A Securitization Trust Agreement or the Titling Trust Agreement (as supplemented by the 1997-A SUBI Supplement), or in relation to this 1997-A Securitization Trust Agreement or the Titling Trust Agreement (as supplemented by the 1997-A SUBI Supplement), at the request, order or direction of any of the Certificateholders pursuant to the provisions of this 1997-A Securitization Trust

    Agreement or the Titling Trust Agreement (as supplemented by the 1997-A SUBI Supplement), unless such Certificateholders shall have offered to the 1997-A Securitization Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby;

         (iv) the 1997-A Securitization Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this 1997-A Securitization Trust Agreement;

         (v) the 1997-A Securitization Trustee shall not be bound to recalculate, reverify, or make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Investor Certificates evidencing not less than 25% of the aggregate Percentage Interest of any Class; PROVIDED, HOWEVER, that if the payment within a reasonable time to the 1997-A Securitization Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the 1997-A Securitization Trustee, not reasonably assured to the 1997-A Securitization Trustee by the security afforded to it by the terms of this 1997-A Securitization Trust Agreement, the 1997-A Securitization Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Transferor or, if paid by the 1997-A Securitization Trustee, shall be reimbursed by the Transferor upon demand; and nothing in this clause shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors; and

         (vi) the 1997-A Securitization Trustee may execute any of the trusts or powers under this 1997-A Securitization Trust Agreement or perform any duties under this 1997-A Securitization Trust Agreement either directly or by or through agents or attorneys or a custodian.

          (b) No Certificateholder will have any right to institute any proceeding with respect to this 1997-A Securitization Trust Agreement except upon satisfying the conditions set forth in Section 9.03(c).

    SECTION 6.03.  TRUSTEE NOT LIABLE FOR CERTIFICATES OR CONTRACTS.

    The 1997-A Securitization Trustee shall make no representations as to the validity or sufficiency of this 1997-A Securitization Trust Agreement or of the Certificates (other than the execution by the 1997-A Securitization Trustee on behalf of the 1997-A Securitization Trust of, and the certificate of authentication on, the Certificates), or of the 1997-A SUBI or 1997-A SUBI Certificate. The 1997-A Securitization Trustee shall have no obligation to perform any of the duties of the Transferor unless explicitly set forth in this 1997-A Securitization Trust Agreement. The 1997-A Securitization Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of the 1997-A SUBI or 1997-A SUBI Certificate or any 1997-A Contract, any ownership interest in any 1997-A Leased Vehicle, or the maintenance of any such ownership interest, or for or with respect to the efficacy of the 1997-A Securitization Trust or its ability to generate the payments to be distributed to Certificateholders under this 1997-A Securitization Trust Agreement, including without limitation the validity of the assignment of the 1997-A SUBI or 1997-A SUBI Certificate to the 1997-A Securitization Trust or of any intervening assignment; the existence, condition, location and ownership of any 1997-A Contract or 1997-A Leased Vehicle; the existence and enforceability of any physical damage or credit life or credit disability insurance; the existence and contents of any 1997-A Contract or any computer or other record thereof; the completeness of any 1997-A Contract; the performance or enforcement of any Contract; the compliance by the Transferor with any covenant or the breach by the Transferor of any warranty or representation made under this 1997-A Securitization Trust Agreement or in any related document and the accuracy of any such warranty or representation prior to the 1997-A Securitization Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof; the acts or omissions of the Transferor or the Servicer; or any action by the 1997-A Securitization Trustee taken at the instruction of the Servicer PROVIDED, HOWEVER, that the foregoing shall not relieve the 1997-A Securitization Trustee of its obligation to perform its duties under this 1997-A Securitization Trust Agreement. Except with respect to a claim based on the failure of the 1997-A Securitization Trustee to perform its duties under this 1997-A Securitization Trust Agreement or based on the 1997-A Securitization Trustee's willful misconduct, bad faith or negligence, no recourse shall be had for any claim based on any provision of this 1997-A Securitization Trust Agreement, the Certificates, the 1997-A SUBI or 1997-A SUBI Certificate or assignment thereof against the institution serving as Trustee in its individual capacity. The 1997-A Securitization Trustee shall not have any personal obligation, liability or duty whatsoever to any Certificateholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the 1997-A Securitization Trust or any indemnitor who shall furnish indemnity as provided in this 1997-A Securitization Trust Agreement. The 1997-A Securitization Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the 1997-A SUBI or 1997-A SUBI Certificate.

    SECTION 6.04.  TRUSTEE MAY OWN CERTIFICATES.

    The 1997-A Securitization Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

    SECTION 6.05.  TRUSTEE'S FEES AND EXPENSES.

    The 1997-A Securitization Trustee shall be entitled to reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by this 1997-A Securitization Trust Agreement and in the exercise and performance of any of the powers and duties of the 1997-A Securitization Trustee under this 1997-A Securitization Trust Agreement, and payment or reimbursement upon its request for all reasonable expenses, disbursements and advances incurred or made by the 1997-A Securitization Trustee in its capacity as Trustee in accordance with any of the provisions of this 1997-A Securitization Trust Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ in each case to the extent their services are provided in connection with the 1997-A Securitization Trustee's administration of this 1997-A Securitization Trust Agreement) except any such expense, disbursement or advance as may arise from its negligence, willful misfeasance or bad faith or that is the responsibility of Certificateholders under this 1997-A Securitization Trust Agreement. Such compensation and reimbursement shall be paid as set forth in Section 3.01(b) hereof.

    SECTION 6.06.  ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

    The 1997-A Securitization Trustee under this 1997-A Securitization Trust Agreement shall at all times be a national banking association or State banking institution; and organized and doing business under the laws of any State or the United States; authorized under such laws to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having a long-term deposit rating no lower than Baa3 by Moody's, so long as Moody's is a Rating Agency, or be otherwise acceptable to each Rating Agency, as evidenced by a letter to such effect from each of them.

    If the 1997-A Securitization Trustee shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the 1997-A Securitization Trustee shall cease to be eligible in accordance with the provisions of this Section, the 1997-A Securitization Trustee shall resign immediately in the manner and with the effect specified in Section 6.07.

    SECTION 6.07.  RESIGNATION OR REMOVAL OF TRUSTEE.

         (a) The 1997-A Securitization Trustee may at any time resign and be discharged from the trusts created by this 1997-A Securitization Trust Agreement by giving written notice thereof to the Transferor. Upon receiving such notice of resignation, the Transferor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (b) If at any time the 1997-A Securitization Trustee shall cease to be eligible in accordance with the provisions of Section 6.06 and shall fail to resign after written request therefor by the Transferor, or if at any time the 1997-A Securitization Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the 1997-A Securitization Trustee or of its property shall be appointed, or any public officer shall take charge or control of the 1997-A Securitization Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may remove the 1997-A Securitization Trustee. If it shall remove the 1997-A Securitization Trustee under the authority of the immediately preceding sentence, the Transferor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the 1997-A Securitization Trustee so removed and one copy to the successor Trustee, and arrange for the payment of all fees owed to the outgoing Trustee.

         (c) Any resignation or removal of the 1997-A Securitization Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 6.08. The Servicer shall give each Rating Agency notice of any such resignation or removal of the 1997-A Securitization Trustee and appointment and acceptance of a successor Trustee.

    SECTION 6.08.  SUCCESSOR TRUSTEE.

    Any successor Trustee appointed as provided in Section 6.07 shall execute, acknowledge and deliver to the Transferor and to its predecessor Trustee an instrument accepting such appointment under this 1997-A Securitization Trust Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this 1997-A Securitization Trust Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under this 1997-A Securitization Trust Agreement; and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 6.06. Upon acceptance of appointment by a successor Trustee as provided in this Section, the Transferor shall cause notice of the successor of such Trustee under this 1997-A Securitization Trust Agreement to be mailed to all Certificateholders at their addresses as shown in the Certificate Register and shall give notice by mail to each Rating Agency.
If the Transferor fails to mail or cause to be mailed such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Transferor.

    SECTION 6.09.  MERGER OR CONSOLIDATION OF TRUSTEE.

    Any corporation (i) into which the 1997-A Securitization Trustee may be merged or consolidated, (ii) which may result from any merger, conversion or consolidation to which the 1997-A Securitization Trustee shall be a party, or
(iii) which may succeed to the corporate trust business of the 1997-A Securitization Trustee, shall be the successor of the 1997-A Securitization Trustee hereunder, provided such corporation shall be eligible pursuant to
Section 6.06, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, except that if the 1997-A Securitization Trustee in any of the foregoing cases is not the surviving entity, then the surviving entity shall execute an agreement of assumption to perform every obligation of the 1997-A Securitization Trustee, either generally or particularly as provided herein. Notice of any such event shall be given by the 1997-A Securitization Trustee to each Rating Agency.

    SECTION 6.10.  APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

    Notwithstanding any other provisions of this 1997-A Securitization Trust Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the 1997-A Securitization Trust may at the time be located, the Transferor and the 1997-A Securitization Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the 1997-A Securitization Trustee to act as co-trustee, jointly with the 1997-A Securitization Trustee, or separate trustee or separate trustees, of all or any part of the 1997-A Securitization Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the 1997-A Securitization Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Transferor and the 1997-A Securitization Trustee may consider necessary or desirable. If the Transferor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the 1997-A Securitization Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this 1997-A Securitization Trust Agreement shall be required to meet the terms of eligibility as a successor Trustee pursuant to Section 6.06 and no notice of a successor Trustee pursuant to Section 6.08 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 6.08.

    Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (i) all rights, powers, duties and obligations conferred or imposed upon the 1997-A Securitization Trustee shall be conferred upon and exercised or performed by the 1997-A Securitization Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the 1997-A Securitization Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the 1997-A Securitization Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the 1997-A Securitization Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the 1997-A Securitization Trustee;

         (ii) no trustee under this 1997-A Securitization Trust Agreement shall be personally liable by reason of any act or omission of any other trustee under this 1997-A Securitization Trust Agreement; and

         (iii) the Transferor and the 1997-A Securitization Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

    Any notice, request or other writing given to the 1997-A Securitization Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this 1997-A Securitization Trust Agreement and the conditions of this Section. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the 1997-A Securitization Trustee or separately, as may be provided therein, subject to all the provisions of this 1997-A Securitization Trust Agreement, specifically including every provision of this 1997-A Securitization Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the 1997-A Securitization Trustee. Each such instrument shall be filed with the 1997-A Securitization Trustee and a copy thereof given to the Transferor and the Servicer.

    Any separate trustee or co-trustee may at any time appoint the 1997-A Securitization Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this 1997-A Securitization Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the 1997-A Securitization Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Notwithstanding anything to the contrary in this 1997-A Securitization Trust Agreement, the appointment of any separate trustee or co-trustee shall not relieve the 1997-A Securitization Trustee of its obligations and duties under this 1997-A Securitization Trust Agreement.

    SECTION 6.11.  REPRESENTATIONS AND WARRANTIES OF TRUSTEE.

    The 1997-A Securitization Trustee makes the following representations and warranties on which the Transferor and Certificateholders may rely:

         (i) ORGANIZATION AND GOOD STANDING. The 1997-A Securitization Trustee is a national banking association organized, existing and in good standing under the laws of the United States of America.

         (ii) POWER AND AUTHORITY. The 1997-A Securitization Trustee has full power, authority and right to execute, deliver and perform this 1997-A Securitization Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this 1997-A Securitization Trust Agreement.

         (iii) DUE EXECUTION. This 1997-A Securitization Trust Agreement has been duly executed and delivered by the 1997-A Securitization Trustee.

         (iv) ENFORCEABILITY. This 1997-A Securitization Trust Agreement constitutes the legal, valid and binding obligation of the 1997-A Securitization Trustee, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity.

    SECTION 6.12.  TAX RETURNS.

    The 1997-A Securitization Trustee shall, at the direction of the Servicer and on behalf of the Transferor, prepare or shall cause to be prepared any required federal tax information returns (in a manner consistent with the treatment of the Investor Certificates as indebtedness) and shall file and distribute such forms as required by law. The Servicer shall prepare or cause to be prepared any federal and state tax returns that may be required with respect to the 1997-A Securitization Trust or the 1997-A Securitization Trust assets and shall deliver any such returns to the 1997-A Securitization Trustee for signature at least five days prior to the date such returns are required by law to be filed. The 1997-A Securitization Trust shall not elect to be treated as an association under Treasury Regulations Section 301.7701-3(a) for federal income tax purposes.

    SECTION 6.13.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF
                   CERTIFICATES.

    All rights of action and claims under this 1997-A Securitization Trust Agreement or the Certificates may be prosecuted and enforced by the 1997-A Securitization Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the 1997-A Securitization Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the 1997-A Securitization Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

    SECTION 6.14.  SUIT FOR ENFORCEMENT.

    If an Event of Servicing Termination shall occur and be continuing under the Titling Trust Agreement, as supplemented by the 1997-A SUBI Servicing Supplement with respect to the 1997-A SUBI Portfolio, the 1997-A Securitization Trustee, in its discretion may, subject to the provisions of Sections 6.01 and
6.02 hereof and Sections 6.01(b) and 6.01(c) of the 1997-A SUBI Servicing Supplement, proceed to protect and enforce its rights and the rights of the Certificateholders under this 1997-A Securitization Trust Agreement, the Titling Trust Agreement and the 1997-A SUBI Servicing Supplement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained herein or therein or in aid of the execution of any power granted herein or therein or for the enforcement of any other legal, equitable or other remedy as the 1997-A Securitization Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the 1997-A Securitization Trustee or the Certificateholders.

    SECTION 6.15.  RIGHTS OF CERTIFICATEHOLDERS TO DIRECT TRUSTEE.

    Holders of Investor Certificates evidencing not less than 25% of the aggregate Percentage Interest shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the 1997-A Securitization Trustee under this 1997-A Securitization Trust Agreement (including to direct the Trustee to take or withhold any action with respect to the TMCC Demand Notes), or exercising any trust or power conferred on the 1997-A Securitization Trustee by this 1997-A Securitization Trust Agreement; PROVIDED, HOWEVER, that (a) if any greater Percentage Interest is required to cause any action to be taken under the Titling Trust Agreement or the 1997-A SUBI Supplement by the 1997-A Securitization Trustee in its capacity as a transferee of the 1997-A SUBI Certificate, the greater Percentage Interest shall prevail;
(b) subject to Sections 6.01 and 6.02, the 1997-A Securitization Trustee shall have the right to decline to follow any such direction if the 1997-A Securitization Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the 1997-A Securitization Trustee in good faith shall determine that the proceedings so directed would be illegal or subject it to personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and (c) nothing in this 1997-A Securitization Trust Agreement shall impair the right of the 1997-A Securitization Trustee to take any action deemed proper by the 1997-A Securitization Trustee and which is not inconsistent with such direction by the Certificateholders.

    SECTION 6.16.  NO PETITION.

    The 1997-A Securitization Trustee covenants and agrees that prior to the date which is one year and one day after the last date upon which (a) each Class of Investor Certificates has been paid in full, and (b) all obligations due under any other Securitized Financing have been paid in full, the 1997-A Securitization Trustee will not institute against, or join any other Person in instituting against the Transferor, TMCC, the Titling Trustee or the Titling Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law. The foregoing shall not limit the 1997-A Securitization Trustee's right to file any claim in or otherwise take actions with respect to any such proceeding instituted by any Person not under such a constraint. This Section shall survive the termination of this 1997-A Securitization Trust Agreement or the resignation or removal of the 1997-A Securitization Trustee under this 1997-A Securitization Trust Agreement.

                                    ARTICLE SEVEN
                                     TERMINATION

    SECTION 7.01.  TERMINATION OF THE 1997-A SECURITIZATION TRUST.

         (a) The 1997-A Securitization Trust and the respective obligations and responsibilities of the Transferor and the 1997-A Securitization Trustee shall terminate upon the earliest of (i) the maturity, sale or other liquidation, as the case may be, of the last Outstanding 1997-A Contract and 1997-A Leased Vehicle evidenced by the 1997-A SUBI and the distribution of all proceeds thereof, together with all amounts on deposit in all 1997-A SUBI Accounts and the Reserve Fund in the manner provided in Section 3.01, (ii) the purchase by the Transferor of the corpus of the 1997-A Securitization Trust as described in Section 7.02 (except that the 1997-A Securitization Trust shall continue solely for the limited purposes set forth in (b) and (c) below), (iii) the day following the Monthly Allocation Date on which the Class A-1 Certificate Balance, the Class A-2 Certificate Balance, the Class A-3 Certificate Balance and the Class B Certificate Balance have been reduced to zero and all Loss Amounts, Certificate Principal Loss Amounts and Class B Available Principal applied pursuant to Section 3.01(e) have been reimbursed or (iv) the expiration, disposition or termination of the 1997-A SUBI; PROVIDED, HOWEVER, that in no event shall the trust created by this 1997-A Securitization Trust Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph Kennedy living on the date of the Agreement. The Transferor shall promptly notify the 1997-A Securitization Trustee and each Rating Agency of any prospective termination of the 1997-A Securitization Trust.

         (b) Notice of any termination, specifying the Monthly Allocation Date upon which the Certificateholders may surrender their Certificates to the 1997-A Securitization Trustee for payment of the final distribution and retirement of the Certificates, shall be given promptly by the 1997-A Securitization Trustee by letter to Certificateholders mailed not later than the 15th day and not earlier than the 30th day prior to the date on which such final distribution is expected to occur specifying (i) the Certificate Payment Date upon which final payment of the Certificates shall be made upon presentation and surrender of Certificates at the Corporate Trust Office or such other office of the 1997-A Securitization Trustee therein specified, (ii) the amount of any such final payment and (iii) if applicable, that the Record Date otherwise applicable to such Certificate Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the Corporate Trust Office or such other office of the 1997-A Securitization Trustee therein specified; PROVIDED, HOWEVER, that any presentation and surrender of any Definitive Certificates shall be made to Bankers Trust Company Luxembourg S.A. and any transfer agent appointed in Hong Kong. The 1997-A Securitization Trustee shall give such notice to the Certificate Registrar (if other than the 1997-A Securitization Trustee) at the time such notice is given to Certificateholders PROVIDED, HOWEVER, that any notice given pursuant to this Section 7.01(b) with respect to the Definitive Certificates shall be given as follows: (i) for so long as any Definitive Certificates are listed on the Luxembourg Stock Exchange, notices to holders of Definitive Certificates will be given by publication in a leading daily newspaper of general circulation in Luxembourg, or, if publication in Luxembourg is not practical, in Europe. Such publication is expected to be made in the LUXEMBOURG WORT; and (ii) for so long as any Definitive Certificates are listed on The Stock Exchange of Hong Kong Limited, notices to holders of Definitive Certificates will be given by publication in a leading daily newspaper of general circulation in the English language in Hong Kong. Such publication is expected to be made in the SOUTH CHINA MORNING POST. In addition, if Definitive Certificates are issued, such notices will be mailed to the addresses of holders thereof at the addresses therefor as they appear in the Corporate Register maintained by the 1997-A Securitization Trustee prior to such mailing. Such notices will be deemed to have been given on the date of such publication or mailing.

    In the event such notice is given, in the case of an optional purchase of the 1997-A Securitization Trust corpus pursuant to

Section 7.02, the Transferor shall deposit the amount specified in Section 7.02. Upon presentation and surrender of the Certificates, the 1997-A Securitization Trustee shall cause to be distributed to Certificateholders so surrendering amounts distributable on such Certificate Payment Date pursuant to Section 3.01. No further interest will accrue with respect to any Investor Certificate from and after the final Certificate Payment Date with respect thereto.

         (c) In the event that all of the Certificateholders shall not have surrendered their Certificates for retirement within six months after the date specified in the above-mentioned written notice, the 1997-A Securitization Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for retirement and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for retirement, the 1997-A Securitization Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain subject to this 1997-A Securitization Trust Agreement. Any funds remaining in the 1997-A Securitization Trust after exhaustion of such remedies shall be distributed by the 1997-A Securitization Trustee at the request of the Transferor to the Transferor, and such remaining Certificateholders shall look solely to the Transferor for such funds.

    SECTION 7.02.  OPTIONAL PURCHASE OF 1997-A SUBI.

         On each Monthly Allocation Date on or after the Class A-3 Targeted Maturity Date, if either before or after giving effect to any payment of principal required to be made on such Monthly Allocation Date, the Certificate Balance shall be less than or equal to $123,123,151.92 (ten percent (10%) of the Aggregate Net Investment Value as of the Cutoff Date), the Transferor shall have the option to purchase the Investor Certificateholders' interest in the corpus of the 1997-A Securitization Trust. To exercise such option, the Transferor shall notify the 1997-A Securitization Trustee and the Servicer, in writing, no later than the fifteenth day of the month preceding the month in which the Monthly Allocation Date as of which such purchase is to be effected and shall deposit in the 1997-A SUBI Certificateholders= Account an amount equal to the greater of (i) the Aggregate Net Investment Value as of the last day of the preceding Collection Period, and (ii) the sum of (a) the Certificate Balance (b) the accrued and unpaid Class A-1 Interest Distributable Amount, Class A-2 Interest Distributable Amount, Class A-3 Interest Distributable Amount and Class B Interest Distributable Amount, (c) any accrued and unpaid Class A-1 Interest Carryover Shortfall, Class A-2 Interest Carryover Shortfall, Class A-3 Interest Carryover Shortfall and

Class B Interest Carryover Shortfall, (d) any unpaid Class A-1 Certificate Principal Loss Amount, unpaid Class A-2 Certificate Principal Loss Amount, unpaid Class A-3 Certificate Principal Loss Amount, unpaid Class B Certificate Principal Loss Amount and unreimbursed Class B Available Principal applied pursuant to Section 3.01(e), (e) any accrued and unpaid interest on unreimbursed Certificate Principal Loss Amounts allocated to the Class B Certificates, through the day preceding the final Certificate Payment Date and (f) any unreimbursed Maturity Advances. On such Monthly Allocation Date, upon receipt of such amount, the 1997-A Securitization Trustee shall distribute the amounts specified in clause (ii) exclusive of the amount in clause (f) to the Holders of the Certificates to which such amounts relate, and any balance shall be distributed to the Transferor. The Transferor also shall pay to the Servicer the aggregate amount of any unreimbursed Advances. Thereupon the Transferor shall succeed to all of the Investor Certificateholders' interests in and to the 1997-A Securitization Trust corpus.


                                    ARTICLE EIGHT
                              EARLY AMORTIZATION EVENTS

    SECTION 8.01.  EARLY AMORTIZATION EVENTS.

         If an Early Amortization Event shall occur during the Revolving
Period, then (but in the case of any event described in subparagraph (a), (b), (c) or (f) of the definition of "Early Amortization Event" after any applicable grace period set forth in such clause), the Revolving Period shall terminate and Principal Collections and reimbursed Loss Amounts and Certificate Principal Loss Amounts will no longer be reinvested in Subsequent Contracts and Subsequent Leased Vehicles.

    SECTION 8.02.  ADDITIONAL RIGHTS UPON THE OCCURRENCE OF CERTAIN EVENTS

         (a) Following the occurrence of an Early Amortization Event described in clause (d) or (e) of the definition of "Early Amortization Event" (such event, an "Insolvency Event"), the Transferor shall promptly give notice to the 1997-A Securitization Trustee of such Insolvency Event. Within 15 days of the receipt by the 1997-A Securitization Trustee of the notice, the 1997-A Securitization Trustee may and, upon receipt of a notice from Investor Certificateholders evidencing more than 51% of the aggregate Percentage Interest of the Class A Certificates or 51% of the aggregate Percentage Interests of the Class A Certificates and the Class B Certificates (voting together as a single class), shall publish a notice in Authorized Newspapers that an Insolvency Event has occurred and that the 1997-A Securitization Trustee intends to sell, dispose of or otherwise liquidate the 1997-A SUBI, the 1997-A

SUBI Certificate and the other property of the 1997-A Securitization Trust in a commercially reasonable manner. Following such publication, the 1997-A Securitization Trustee shall, unless otherwise prohibited by applicable law from any such action, sell, dispose of, or otherwise liquidate the 1997-A SUBI, the 1997-A SUBI Certificate and the other property of the 1997-A Securitization Trust, in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids, and shall proceed to consummate the sale, liquidation or disposition thereof as provided above with the highest bidder; PROVIDED, HOWEVER, that such sale, disposition or other liquidation shall not be made without the consent of all Holders of Investor Certificates if a net loss would be realized. The Transferor and the Servicer shall be permitted to bid for the 1997-A Securitization Trust property. The 1997-A Securitization Trustee may obtain a prior determination from the conservator, receiver, or trustee in bankruptcy of the Transferor that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 8.01 and 8.02 shall not be deemed to be mutually exclusive.

         (b) The proceeds from the sale, disposition or liquidation of the 1997-A SUBI, the 1997-A SUBI Certificate and the other property of the 1997-A Securitization Trust pursuant to Section 8.02 (a) above, net of expenses incurred in such sale, disposition or liquidation, shall be treated as Principal Collections and Interest Collections received during the Amortization Period; PROVIDED that such Principal Collections, will be distributed, first, on a PRO RATA basis, to the Class A-1 Certificateholders, the Class A-2 Certificateholders and the Class A-3 Certificateholders based on their respective Certificate Balances, and second, to the Class B Certificateholders; FURTHER PROVIDED that the Servicer on behalf of the 1997-A Securitization Trustee shall determine conclusively without liability for such determination the amount of such proceeds which are allocable to Interest Collections and the amount of such proceeds which are allocable to Principal Collections. On the day following the Certificate Payment Date on which such proceeds are distributed to the Investor Certificateholders, the 1997-A Securitization Trust shall terminate.

                                     ARTICLE NINE
                               MISCELLANEOUS PROVISIONS

    SECTION 9.01.  AMENDMENT.

         (a) This 1997-A Securitization Trust Agreement and the other Transaction Documents may be amended by the respective parties thereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, mistake or error, (ii) to correct or supplement any provisions herein or therein that may be inconsistent with any provisions hereof or thereof, (iii) to add, change or eliminate any other provisions hereof or thereof with respect to matters or questions arising hereunder or thereunder that shall not be inconsistent with the provisions hereof or thereof, and (iv) to add or amend any provision therein in connection with permitting transfers of the Class B Certificates; PROVIDED, HOWEVER, that any such action shall not, in the good faith judgment of the parties hereto or thereto, adversely affect in any material respect the interests of the Certificateholders and the Titling Trustee and the 1997-A Securitization Trustee shall have received an Opinion of Counsel to the effect that such action shall not affect the legal interests or positions of the Certificateholders; PROVIDED, HOWEVER, further, that any amendment eliminating the Reserve Fund or reducing the Specified Reserve Fund Balance shall also require the Transferor to deliver to the 1997-A Securitization Trustee an Opinion of Counsel to the effect that after such amendment, for federal income tax purposes, the 1997-A Securitization Trust will not be treated as an association taxable as a corporation and the Class A Certificates will, and the Class B Certificates should, properly be characterized as indebtedness that is secured by the assets of the 1997-A Securitization Trust. This 1997-A Securitization Trust Agreement may also be amended by the Transferor and the 1997-A Securitization Trustee to modify the provisions relating to the Requested Exemption.

         (b) This 1997-A Securitization Trust Agreement and the other Transaction Documents may also be amended from time to time by the respective parties hereto or thereto including with respect to (i) changing the formula for determining the Specified Reserve Fund Balance which change would result in a decrease in the amount of the Specified Reserve Fund Balance, (ii) changing the manner by which the Reserve Fund is funded, which changes could include borrowings by the Transferor to fund all or a portion of the Reserve Fund Initial Deposit (which borrowings would be payable from assets or cash flow otherwise payable to the Transferor), (iii) changing the remittance schedule for collection deposits in the 1997-A SUBI Collection Account, (iv) changing the definition of "Permitted Investments") or (v) to obtain or comply with the Requested Exemption, if either (A) the 1997-A Securitization Trustee has been furnished with a letter from each Rating Agency to the effect that such amendment would not cause its then-current rating of any Rated Certificate to be qualified, reduced or withdrawn, or (B) the 1997-A Securitization Trustee has received the consent of the Holders of Investor Certificates representing not less than 51% of the aggregate Percentage Interests (which consent of any Holder of an Investor Certificate given pursuant to this Section or pursuant to any other provision of this 1997-A Securitization Trust Agreement shall be conclusive and binding on such Holder and on all future Holders of such Investor Certificate and of any Investor Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Investor Certificate); PROVIDED, HOWEVER, that no such amendment shall (x) except as otherwise provided in Section 9.01(a), increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the 1997-A SUBI or any 1997-A SUBI Certificate or distributions that shall be required to be made on any Investor Certificate or the applicable Certificate Rate or (y) reduce the aforesaid percentage of the aggregate Percentage Interest of the Investor Certificates of each Class required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

         (c)  The 1997-A Securitization Trustee shall provide each Rating
Agency prior notice of any proposed amendment hereto and copies of an Opinion of Counsel, if required pursuant to Section 9.01(a), whether or not such amendment requires its approval. Any notice of any such amendment or modification as to which notice is required to be given to any Rating Agency shall contain both the substance and substantial form of the proposed amendment or modification.

         (d) Promptly after the execution of any such amendment or consent, the 1997-A Securitization Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder. The failure to send such notification shall not affect the validity of such amendment. It shall not be necessary for the consent of Certificateholders pursuant to Section 9.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization by Certificateholders of the execution thereof shall be subject to such reasonable requirements as the 1997-A Securitization Trustee may prescribe.

         (e) Prior to the execution of any amendment to this 1997-A Securitization Trust Agreement, the 1997-A Securitization Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this 1997-A Securitization Trust Agreement. The 1997-A Securitization Trustee may, but shall not be obligated to, enter into any such amendment which affects the 1997-A Securitization Trustee's own rights, duties or immunities under this 1997-A Securitization Trust Agreement or otherwise.

    SECTION 9.02.  PROTECTION OF TITLE TO TRUST.

         (a) The Transferor shall execute and file, or cause to be executed and filed, such financing statements and such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Certificateholders and the 1997-A

Securitization Trustee under this 1997-A Securitization Trust Agreement in the 1997-A SUBI, the 1997-A SUBI Certificate and in the proceeds thereof. The Transferor shall deliver (or cause to be delivered) to the 1997-A Securitization Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) If the Transferor shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Transferor in accordance with paragraph
(a) above seriously misleading it shall give the 1997-A Securitization Trustee written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements as contemplated by Sections 9-402(7) and 9-406 of the UCC as in effect in California on the date hereof or any successor provision thereof.

         (c) The Transferor shall give the 1997-A Securitization Trustee prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly make any such filing.

         (d) The Transferor shall deliver to the 1997-A Securitization Trustee promptly after the execution and delivery of each amendment to this 1997-A Securitization Trust Agreement, an Opinion of Counsel either (i) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the 1997-A Securitization Trustee in the 1997-A SUBI, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such Counsel, no such action is necessary to preserve and protect such interest.

         (e) The Transferor shall, if and to the extent required by applicable law, cause the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such Sections.

    SECTION 9.03.  LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

         (a) The death or incapacity of any Certificateholder shall not operate to terminate this 1997-A Securitization Trust Agreement or the 1997-A Securitization Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the 1997-A Securitization

Trust, nor otherwise affect the rights, obligations and liabilities of the parties to this 1997-A Securitization Trust Agreement or any of them.

         (b) No Certificateholder shall have any right to vote (except as provided in Sections 8.02 and 9.01) or in any manner otherwise control the operation and management of the 1997-A Securitization Trust, or the obligations of the parties to this 1997-A Securitization Trust Agreement, nor shall anything set forth in this 1997-A Securitization Trust Agreement, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action pursuant to any provision of this 1997-A Securitization Trust Agreement.

         (c) No Certificateholder shall have any right by virtue or by availing itself of any provisions of this 1997-A Securitization Trust Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this 1997-A Securitization Trust Agreement or any other Transaction Document, unless such Holder previously shall have given to the 1997-A Securitization Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Investor Certificates evidencing not less than 25% of the aggregate Percentage Interest, shall have made written request upon the 1997-A Securitization Trustee to institute such action, suit or proceeding in its own name as Trustee under this 1997-A Securitization Trust Agreement and shall have offered to the 1997-A Securitization Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the 1997-A Securitization Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding and during such 30-day period, no request or waiver inconsistent with such written request has been given to the 1997-A Securitization Trustee pursuant to this Section; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the 1997-A Securitization Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this 1997-A Securitization Trust Agreement or any other Transaction Document to affect, disturb, or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this 1997-A Securitization Trust Agreement or any other Transaction Document, except in the manner provided in this 1997-A Securitization Trust Agreement and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the 1997-A Securitization Trustee shall be entitled to such relief as can be given either at law or in equity.

    SECTION 9.04.  GOVERNING LAW.

         THIS 1997-A SECURITIZATION TRUST AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

    SECTION 9.05.  NOTICES.

    With respect to all Certificates other than the Definitive Certificates, all demands, notices and communications under this 1997-A Securitization Trust Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (i) in the case of the Transferor, to the agent for service as specified in this 1997-A Securitization Trust Agreement, or at such other address as shall be designated by the Transferor in a written notice to the 1997-A Securitization Trustee; (ii) in the case of the 1997-A Securitization Trustee, at the Corporate Trust Office; (iii) in the case of Standard & Poor's, at 25 Broadway, 20th Floor, New York, New York 10004, Attention: Asset Backed Surveillance Department; and (iv) in the case of Moody's, at 99 Church Street, New York, New York 10007 Attention: ABS Monitoring Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this 1997-A Securitization Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

    With respect to the Definitive Certificates, all demands, notices and communications under this 1997-A Securitization Trust Agreement shall be made as follows: (i) for so long as any Definitive Certificates are listed on the Luxembourg Stock Exchange, notices to holders of Definitive Certificates will be given by publication in a leading daily newspaper of general circulation in Luxembourg, or, if publication in Luxembourg is not practical, in Europe. Such publication is expected to be made in the LUXEMBOURG WORT; and (ii) for so long as any Definitive Certificates are listed on The Stock Exchange of Hong Kong Limited, notices to holders of Definitive Certificates will be given by publication in a leading daily newspaper of general circulation in the English language in Hong Kong. Such publication is expected to be made in the SOUTH CHINA MORNING POST. In addition, if Definitive Certificates are issued, such notices will be mailed to the addresses of holders thereof at the addresses therefor as they appear in the Corporate Register maintained by the 1997-A Securitization Trustee prior to such mailing. Such notices will be deemed to have been given on the date of such publication or mailing.

    SECTION 9.06.  SEVERABILITY OF PROVISIONS; COUNTERPARTS.

    If any one or more of the covenants, agreements, provisions or terms of this 1997-A Securitization Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this 1997-A Securitization Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this 1997-A Securitization Trust Agreement or of the Certificates or the rights of the Holders thereof.

    This 1997-A Securitization Trust Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

    SECTION 9.07.  ASSIGNMENT.

    Notwithstanding anything to the contrary contained in this 1997-A Securitization Trust Agreement, except as provided in Section 5.03, this 1997-A Securitization Trust Agreement may not be assigned by the Transferor without the prior written consent of Holders of Investor Certificates evidencing not less than 51% of the aggregate Percentage Interest. The Transferor shall provide a copy of any such assignment to each Rating Agency.

    SECTION 9.08.  CERTIFICATES NONASSESSABLE AND FULLY PAID.

         Except as provided in Section 5.02(b) with regard to the Transferor, Certificateholders shall not be personally liable for obligations of the 1997-A Securitization Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the 1997-A Securitization Trust or for any reason whatsoever, and, upon the execution and authentication thereof by the 1997-A Securitization Trustee pursuant to Sections 4.02, 4.03 or 4.04, the Certificates are and shall be deemed fully paid.

                                     ARTICLE TEN
                                  AGENT FOR SERVICE

    SECTION 10.01.  AGENT FOR SERVICE OF TRANSFEROR.

         The agent for service of process for the Transferor shall be its Corporate Treasury Manager, at 19001 South Western Avenue, Torrance, California 90501, Attention: Corporate Treasury Manager (fax: 310-787-6194).

    SECTION 10.02.  AGENT OF TRUSTEE.

    The 1997-A Securitization Trustee shall maintain an office or offices or agency or agencies where notices and demands to or upon the 1997-A Securitization Trustee in respect of the Certificates and this 1997-A Securitization Trust Agreement may be served. The initial such office shall be the Corporate Trust Office. The 1997-A Securitization Trustee shall give prompt written notice to the Transferor, the Servicer and Certificateholders of any change in the location of the Certificate Register or any such office or agency. Certificates shall be surrendered for transfer or exchange not at this office, but as set forth in Section 4.07.

                              [SIGNATURES ON NEXT PAGE]

    IN WITNESS WHEREOF, the parties have caused this 1997-A Securitization Trust Agreement to be duly executed by their respective officers as of the day and year first above written.

                                       TOYOTA LEASING, INC.
                                       as Transferor


                                       By:  /s/ Gregory Willis
                                            -----------------------------------
                                            Name: Gregory Willis
                                            Title:



                                       U.S. BANK NATIONAL ASSOCIATION,
                                       as 1997-A Securitization Trustee


                                       By:  /s/ Steven E. Charles
                                            -----------------------------------
                                            Name: Steven E. Charles
                                            Title: Vice President

                                                                    EXHIBIT A-1


    UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                            TOYOTA AUTO LEASE TRUST 1997-A

                 6.20% AUTO LEASE ASSET BACKED CERTIFICATE, CLASS A-1

evidencing a percentage interest in the distributions allocable to the Investor Certificates, as defined below, evidencing an undivided interest in the 1997-A Securitization Trust, as defined below, the property of which includes, among other things, a special unit of beneficial interest (the "1997-A SUBI") in Toyota Lease Trust, a Delaware business trust (the "Titling Trust"), which 1997-A SUBI represents a beneficial interest in a pool of retail lease contracts for new and used automobiles and light duty trucks (and the related automobiles and light-duty trucks) entered into by various automobile and light duty truck dealers pursuant to contractual arrangements with Toyota Lease Trust, and which 1997-A SUBI was originally issued to Toyota Leasing, Inc. and then to the 1997-A Securitization Trust.

(This Certificate does not represent an obligation of, or an interest in, Toyota Leasing, Inc., Toyota Motor Credit Corporation, the Titling Trustee, the 1997-A Securitization Trustee or any of their respective affiliates.)

Aggregate Denominations of
all Class A-1 Certificates:                                   CUSIP #892317 AA 6
$410,000,000

Number A-1-                                         Denomination:  $____________

    THIS CERTIFIES THAT CEDE & CO. is the registered owner of a _______________________________ ($____________) nonassessable, fully-paid, fractional undivided interest in the Toyota Auto Lease Trust 1997-A (the "1997-A Securitization Trust") formed by Toyota


                                        A-1-1

Leasing, Inc., a California corporation, as Transferor (the "Transferor"). The 1997-A Securitization Trust was created pursuant to a 1997-A Securitization Trust Agreement dated as of September 1, 1997 (the "Agreement"), between the Transferor and U.S. Bank National Association, a national banking association, as trustee (the "1997-A Securitization Trustee"). A summary of certain of the pertinent provisions of the Agreement is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

    This Certificate is one of the duly authorized Certificates issued under the Agreement and designated as "Toyota Auto Lease Trust 1997-A 6.20% Auto Lease Asset Backed Certificates, Class A-1" (the "Class A-1 Certificates"). Also issued under the Agreement are Certificates designated as "Toyota Auto Lease Trust 1997-A 6.35% Auto Lease Asset Backed Certificates, Class A-2" (the "Class A-2 Certificates"), Certificates designated as "Toyota Auto Lease Trust 1997-A 6.45% Auto Lease Asset Backed Certificates, Class A-3" (the "Class A-3 Certificates" and, together with the Class A-1 Certificates and the Class A-2 Certificates, the "Class A Certificates"), Certificates designated as "Toyota Auto Lease Trust 1997-A 6.75% Auto Lease Asset Backed Certificates, Class B" (the "Class B Certificates" and, together with the Class A Certificates, the "Investor Certificates") and a Certificate designated as the "Toyota Auto Lease Trust 1997-A Asset Backed Transferor Certificate" (the "Transferor Certificate" and, together with the Investor Certificates, the "Certificates"). The Class B Certificates are subordinated to the Class A Certificates and the Transferor Certificate is subordinated to the Investor Certificates to the extent described in the Agreement. This Class A-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    The property of the 1997-A Securitization Trust includes, among other things, the 1997-A SUBI (exclusive of monies and payments due or payable under any Residual Value Insurance Policy and the right to receive such amounts), which 1997-A SUBI represents a beneficial interest in a pool of retail automobile and light duty truck lease contracts ("Contracts") and the new and used automobiles and light duty trucks leased thereby ("Leased Vehicles") (such pool of Contracts and Leased Vehicles, the "1997-A SUBI Portfolio") entered into by various automobile and light duty truck dealers pursuant to contractual arrangements with the Titling Trust. Toyota Motor Credit Corporation acts as servicer (in that capacity, the "Servicer") of the 1997-A SUBI Portfolio.
During the Revolving Period, Principal Collections allocable to the 1997-A SUBI generally will be applied towards the allocation to the 1997-A SUBI Portfolio of Subsequent Contracts and Subsequent Leased


                                        A-1-2

Vehicles from among all other unallocated Contracts and Leased Vehicles owned by the Titling Trust.

    Under the Agreement, there will be distributed on the 25th day of March and September or, to the extent provided in the Agreement, on the 25th day of each month, or if such 25th day is not a Business Day, the next succeeding Business Day (each, a "Certificate Payment Date"), commencing on March 25, 1998 (except as provided otherwise in the Agreement), to the Person in whose name this Class A-1 Certificate is registered at the close of business on the calendar day immediately preceding such Certificate Payment Date or, if Definitive Certificates have been issued, the last day of the immediately preceding calendar month (the "Record Date"), such Class A-1 Certificateholder's Percentage Interest in the amount distributed on the Class A-1 Certificates pursuant to the terms of the Agreement, all to the extent and as more specifically set forth in the Agreement. Except to the extent provided otherwise in the Agreement, no principal payments shall be made in respect of the Class A-2 Certificates until the Class A-1 Certificates have been paid in full, no principal payments shall be made in respect of the Class A-3 Certificates until the Class A-2 Certificates have been paid in full and no principal payments will be made in respect of the Class B Certificates until the Class A-3 Certificates have been paid in full. Except as provided otherwise in the Agreement, the principal of this Class A-1 Certificate shall be distributable on the Targeted Maturity Date, which shall be September 27, 1999. The Stated Maturity Date of this Class A-1 Certificate is April 26, 2004.

    Distributions on this Class A-1 Certificate will be made by the 1997-A Securitization Trustee by check mailed to the Class A-1 Certificateholder of record in the Certificate Register without the presentation or surrender of this Class A-1 Certificate or the making of any notation hereon except that with respect to Class A-1 Certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, distributions will be made by wire transfer of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the foregoing, the final distribution on this Class A-1 Certificate will be made after due notice by the 1997-A Securitization Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A-1 Certificate at the Corporate Trust Office of the 1997-A Securitization Trustee.

    It is the intention of the Transferor and the Holders of Investor Certificates that the Investor Certificates will be indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Transferor, the 1997-A Securitization Trustee and the Holder of this Certificate (or Certificate Owner) by acceptance of this Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial


                                        A-1-3
interest herein) agree to treat the Investor Certificates (or beneficial interests therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness and to report the transactions contemplated by the Agreement on all applicable tax returns in a manner consistent with such treatment. Each Holder of this Certificate agrees that it will cause any Certificate Owner acquiring an interest in this Certificate through it to comply with the Agreement as to treatment as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income.

    By accepting this Certificate, the Holder hereof (and each Certificate Owner with respect hereto, by virtue of such Certificate Owner's acquisition of a beneficial interest herein) waives any claim to any proceeds or assets of the Titling Trustee and to all assets of the Titling Trust other than those from time to time included in the 1997-A SUBI Assets and those proceeds or assets derived from or earned by such 1997-A SUBI Assets (excluding the rights to proceeds of the Residual Value Insurance Policy).

    In the event that, notwithstanding the statement of intentions and undertakings set forth in Section 4.12(a) of the Agreement and herein, it is finally determined that the Class A-1 Certificates do not evidence indebtedness of the Transferor for all income and franchise tax purposes, but rather represent an equity interest in the assets of the 1997-A Securitization Trust, then the Holder (and each Certificate Owner hereof with respect hereto by virtue of acquiring a beneficial interest herein), agrees (i) to treat such Certificates, together with the Transferor Certificate, as representing an interest in a partnership for all tax purposes, (ii) to treat all payments in respect of such Certificates (to the extent not a return of capital) as a "guaranteed payment" thereon made pursuant to Section 707(c) of the Code, and
(iii) to allocate all other items of income, gain, deduction, loss or credit with respect to the assets and operations of the 1997-A Securitization Trust to the Transferor.

    The Certificates do not represent an obligation of, or an interest in, the Transferor, the Servicer, the Titling Trust, the Titling Trustee, the 1997-A Securitization Trustee or any of their respective Affiliates. The Certificates are limited in right of payment to certain collections and recoveries respecting the 1997-A SUBI and 1997-A SUBI Certificate and certain monies on deposit in the Reserve Fund and in certain other accounts established for the benefit of the Certificateholders, in each case to the extent and as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the 1997-A Securitization Trustee, at the offices of Merrill Lynch & Co. in Hong Kong (initially at Asia Pacific Financial, 3 Garden Road), at the offices of Bankers Trust Company Luxembourg S.A. in Luxembourg (initially at 14 Boulevard


                                        A-1-4

F.D. Roosevelt, L-450 Luxembourg) and at such other places, if any, designated by the 1997-A Securitization Trustee, by any Certificateholder upon request.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Agreement at any time by the Transferor and the 1997-A Securitization Trustee without the consent of any Certificateholders. In certain limited circumstances, the Agreement may only be amended with the consent of the Holders of Investor Certificates evidencing not less than 51% of the aggregate Percentage Interest of all Investor Certificates, voting together as a single class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

    As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the 1997-A Securitization Trustee in its capacity as Certificate Registrar, or at the office of the agent of the 1997-A Securitization Trustee in its capacity as Certificate Registrar, who shall initially be First Trust of New York, National Association, 100 Wall Street, 20th Floor, New York, New York 10005, in the Borough of Manhattan, the City of New York, and, with respect to the Definitive Certificates only, a transfer agent appointed in Hong Kong and Luxembourg, or at the appropriate office of any successor Certificate Registrar, accompanied by a written instrument of transfer in form satisfactory to the 1997-A Securitization Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class A-1 Certificates of authorized denominations and of a like aggregate fractional undivided interest will be issued to the designated transferee.

    The Class A-1 Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and integral multiples thereof (except for one Class A-1 Certificate in a smaller minimum denomination representing any remaining portion of the Initial Class A-1 Certificate Balance). As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class, of authorized denominations of a like aggregate principal amount, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the 1997-A Securitization Trustee may require


                                        A-1-5
payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

    Prior to due presentation of this Certificate for registration of transfer, the 1997-A Securitization Trustee, the Certificate Registrar and any of their respective agents may treat the Person in whose name this Class A-1 Certificate is registered as the owner hereof for the purpose of receiving distributions and for all other purposes, and neither the 1997-A Securitization Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

    The obligations and responsibilities created by the Agreement and the 1997-A Securitization Trust created thereby shall terminate upon the payment to Investor Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the 1997-A Securitization Trust. The Transferor may at its option purchase the corpus of the 1997-A Securitization Trust at a price specified in the Agreement, and such purchase of the 1997-A SUBI and 1997-A SUBI Certificate and other property of the 1997-A Securitization Trust will effect early retirement of the Certificates; PROVIDED, HOWEVER, such right of purchase is exercisable only on the Monthly Allocation Date on or after the Class A-3 Targeted Maturity Date, if either before or after giving effect to any payments of principal required to be made on such Monthly Allocation Date, the Certificate Balance shall be less than or equal to $123,123,151.92 (ten percent (10%) of the Aggregate Net Investment Value as of the Cutoff Date).

    By accepting this Certificate, the Holder hereof (and each Certificate Owner with respect hereto, by virtue of acquiring a beneficial interest herein) covenants and agrees that prior to the date which is one year and one day after the last date upon which (a) each Class of Investor Certificates has been paid in full, and (b) all obligations due under any other Securitized Financing have been paid in full, the Holder and/or Certificate Owner will not institute against, or join any other Person in instituting against the Transferor, Toyota Motor Credit Corporation, the 1997-A Securitization Trust, the Titling Trustee or the Titling Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law. The foregoing shall not limit the Holder's and/or Certificate Owner's right to file any claim in or otherwise take actions with respect to any such proceeding instituted by any Person not under such a constraint. This non-petition covenant shall survive the termination of the Agreement.


                                        A-1-6

    Unless the certificate of authentication hereon shall have been executed by an authorized officer of the 1997-A Securitization Trustee, by manual signature, this Class A-1 Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.


                                        A-1-7

    IN WITNESS WHEREOF, the 1997-A Securitization Trustee on behalf of the 1997-A Securitization Trust and not in its individual capacity has caused this Class A-1 Certificate to be duly executed.

Dated:  September 24, 1997

                                  TOYOTA AUTO LEASE TRUST 1997-A

                                  BY:  U.S. BANK NATIONAL ASSOCIATION,
                                       AS 1997-A SECURITIZATION TRUSTEE


                                  By:
                                     --------------------------------
                                     Authorized Officer


                                        A-1-8

                            Certificate of Authentication



                  This is one of the Class A-1 Certificates referred
                        to in the within-mentioned Agreement.

                                            U.S. BANK NATIONAL ASSOCIATION, as
                                            1997-A Securitization Trustee



                                            By:
                                               --------------------------------


                                        A-1-9

                                      ASSIGNMENT

    FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


--------------------------------------------------------------------------------
(Please print or typewrite name and address, including postal zip code, of assignee)


--------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


--------------------------------------------------------------------------------
Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                                                              *
                                                 -----------------------------
                                                 Signature Guaranteed:


                                                                              *
                                                 -----------------------------

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                        A-1-10

                                                                    EXHIBIT A-2


    UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                            TOYOTA AUTO LEASE TRUST 1997-A

                 6.35% AUTO LEASE ASSET BACKED CERTIFICATE, CLASS A-2

evidencing a percentage interest in the distributions allocable to the Investor Certificates, as defined below, evidencing an undivided interest in the 1997-A Securitization Trust, as defined below, the property of which includes, among other things, a special unit of beneficial interest (the "1997-A SUBI") in Toyota Lease Trust, a Delaware business trust (the "Titling Trust), which 1997-A SUBI represents a beneficial interest in a pool of retail lease contracts for new and used automobiles and light duty trucks (and the related automobiles and light-duty trucks) entered into by various automobile and light duty truck dealers pursuant to contractual arrangements with Toyota Lease Trust, and which 1997-A SUBI was originally issued to Toyota Leasing, Inc. and then to the 1997-A Securitization Trust.

(This Certificate does not represent an obligation of, or an interest in, Toyota Leasing, Inc., Toyota Motor Credit Corporation, the Titling Trustee, the 1997-A Securitization Trustee or any of their respective affiliates.)

Aggregate Denominations of
all Class A-2 Certificates:                                   CUSIP #892317 AB 4
$650,000,000

Number A-2-__                                         Denomination:  $__________

    THIS CERTIFIES THAT CEDE & CO. is the registered owner of a ____________________________ ($__________) nonassessable, fully-paid, fractional undivided interest in the Toyota Auto Lease Trust 1997-A (the "1997-A Securitization Trust") formed by Toyota


                                        A-2-1

Leasing, Inc., a California corporation, as Transferor (the "Transferor"). The 1997-A Securitization Trust was created pursuant to a 1997-A Securitization Trust Agreement dated as of September 1, 1997 (the "Agreement"), between the Transferor and U.S. Bank National Association, a national banking association, as trustee (the "1997-A Securitization Trustee"). A summary of certain of the pertinent provisions of the Agreement is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

    This Certificate is one of the duly authorized Certificates issued under the Agreement and designated as "Toyota Auto Lease Trust 1997-A 6.35% Auto Lease Asset Backed Certificates, Class A-2" (the "Class A-2 Certificates"). Also issued under the Agreement are Certificates designated as "Toyota Auto Lease
Trust 1997-A 6.20% Auto Lease Asset Backed Certificates, Class   A-1" (the
"Class A-1 Certificates"), Certificates designated as "Toyota Auto Lease Trust 1997-A 6.45% Auto Lease Asset Backed Certificates, Class A-3" (the "Class A-3 Certificates" and, together with the Class A-1 Certificates and the Class A-2 Certificates, the "Class A Certificates"), Certificates designated as "Toyota Auto Lease Trust 1997-A 6.75% Auto Lease Asset Backed Certificates, Class B" (the "Class B Certificates" and, together with the Class A Certificates, the "Investor Certificates") and a Certificate designated as the "Toyota Auto Lease Trust 1997-A Asset Backed Transferor Certificate" (the "Transferor Certificate" and, together with the Investor Certificates, the "Certificates"). The Class B Certificates are subordinated to the Class A Certificates and the Transferor Certificate is subordinated to the Investor Certificates to the extent described in the Agreement. This Class A-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    The property of the 1997-A Securitization Trust includes, among other things, the 1997-A SUBI (exclusive of monies and payments due or payable under any Residual Value Insurance Policy and the right to receive such amounts), which 1997-A SUBI represents a beneficial interest in a pool of retail automobile and light duty truck lease contracts ("Contracts") and the new and used automobiles and light duty trucks leased thereby ("Leased Vehicles") (such pool of Contracts and Leased Vehicles; the "1997-A SUBI Portfolio") entered into by various automobile and light duty truck dealers pursuant to contractual arrangements with the Titling Trust. Toyota Motor Credit Corporation acts as servicer (in that capacity, the "Servicer") of the 1997-A SUBI Portfolio.
During the Revolving Period, Principal Collections allocable to the 1997-A SUBI generally will be applied towards the allocation to the 1997-A SUBI Portfolio of additional qualifying Contracts and Leased


                                        A-2-2

Vehicles from among all Subsequent Contracts and Subsequent Leased Vehicles owned by the Titling Trust.

    Under the Agreement, there will be distributed on the 25th day of March and September or, to the extent provided in the Agreement, on the 25th day of each month, or if such 25th day is not a Business Day, the next succeeding Business Day (each, a "Certificate Payment Date"), commencing on March 25, 1998 (except as provided otherwise in the Agreement), to the Person in whose name this Class A-2 Certificate is registered at the close of business on the calendar day immediately preceding such Certificate Payment Date or, if Definitive Certificates have been issued, the last day of the immediately preceding calendar month (the "Record Date"), such Class A-2 Certificateholder's Percentage Interest in the amount distributed on the Class A-2 Certificates pursuant to the terms of the Agreement, all to the extent and as more specifically set forth in the Agreement. Except to the extent provided otherwise in the Agreement, no principal payments shall be made in respect of the Class A-2 Certificates until the Class A-1 Certificates have been paid in full, no principal payments shall be made in respect of the Class A-3 Certificates until the Class A-2 Certificates have been paid in full and no principal payments shall be made in respect of the Class B Certificates until the Class A-3 Certificates have been paid in full. Except as provided otherwise in the Agreement, the principal of this Class A-2 Certificate shall be distributable on the Class A-2 Targeted Maturity Date, which shall be September 25, 2000. The Stated Maturity Date of this Class A-2 Certificate is April 26, 2004.

    Distributions on this Class A-2 Certificate will be made by the 1997-A Securitization Trustee by check mailed to the Class A-2 Certificateholder of record in the Certificate Register without the presentation or surrender of this Class A-2 Certificate or the making of any notation hereon except that with respect to Class A-2 Certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, distributions will be made by wire transfer of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the foregoing, the final distribution on this Class A-2 Certificate will be made after due notice by the 1997-A Securitization Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A-2 Certificate at the Corporate Trust Office of the 1997-A Securitization Trustee.

    It is the intention of the Transferor and the Holders of Investor Certificates that the Investor Certificates will be indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Transferor, the 1997-A Securitization Trustee and the Holder of this Certificate (or Certificate Owner) by acceptance of this Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial


                                        A-2-3
interest herein) agree to treat the Investor Certificates (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness and to report the transactions contemplated by the Agreement on all applicable tax returns in a manner consistent with such treatment. Each Holder of this Certificate agrees that it will cause any Certificate Owner acquiring an interest in this Certificate through it to comply with the Agreement as to treatment as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income.

    By accepting this Certificate, the Holder hereof (and each Certificate Owner with respect hereto, by virtue of such Certificate Owner's acquisition of a beneficial interest herein) waives any claim to any proceeds or assets of the Titling Trustee and to all assets of the Titling Trust other than those from time to time included in the 1997-A SUBI Assets and those proceeds or assets derived from or earned by such 1997-A SUBI Assets (excluding the rights to proceeds of the Residual Value Insurance Policy).

    In the event that, notwithstanding the statement of intentions and undertakings set forth in Section 4.12(a) of the Agreement and herein, it is finally determined that the Class A-2 Certificates do not evidence indebtedness of the Transferor for all income and franchise tax purposes, but rather represent an equity interest in the assets of the 1997-A Securitization Trust, then the Holder (and each Certificate Owner hereof with respect hereto by virtue of acquiring a beneficial interest herein), agrees (i) to treat such Certificates, together with the Transferor Certificate, as representing an interest in a partnership for all tax purposes, (ii) to treat all payments in respect of such Certificates (to the extent not a return of capital) as a "guaranteed payment" thereon made pursuant to Section 707(c) of the Code, and
(iii) to allocate all other items of income, gain, deduction, loss or credit with respect to the assets and operations of the 1997-A Securitization Trust to the Transferor.

    The Certificates do not represent an obligation of, or an interest in, the Transferor, the Servicer, the Titling Trust, the Titling Trustee, the 1997-A Securitization Trustee or any of their respective Affiliates. The Certificates are limited in right of payment to certain collections and recoveries respecting the 1997-A SUBI and 1997-A SUBI Certificate and certain monies on deposit in the Reserve Fund and in certain other accounts established for the benefit of the Certificateholders, in each case to the extent and as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the 1997-A Securitization Trustee, at the offices of Merrill Lynch & Co. in Hong Kong (initially at Asia Pacific Financial, 3 Garden Road), at the offices of Bankers Trust Company Luxembourg S.A. in Luxembourg (initially at 14 Boulevard


                                        A-2-4

F.D. Roosevelt, L-450 Luxembourg) and at such other places, if any, designated by the 1997-A Securitization Trustee, by any Certificateholder upon request.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Agreement at any time by the Transferor and the 1997-A Securitization Trustee without the consent of any Certificateholders. In certain limited circumstances, the Agreement may only be amended with the consent of the Holders of Investor Certificates evidencing not less than 51% of the aggregate Percentage Interest of all Investor Certificates, voting together as a single class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

    As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the 1997-A Securitization Trustee in its capacity as Certificate Registrar, or at the office of the agent of the 1997-A Securitization Trustee in its capacity as Certificate Registrar, who shall initially be First Trust of New York, National Association, 100 Wall Street, 20th Floor, New York, New York 10005, in the Borough of Manhattan, the City of New York, and, with respect to the Definitive Certificates only, a transfer agent appointed in Hong Kong and Luxembourg, or at the appropriate office of any successor Certificate Registrar, accompanied by a written instrument of transfer in form satisfactory to the 1997-A Securitization Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class A-2 Certificates of authorized denominations and of a like aggregate fractional undivided interest will be issued to the designated transferee.

    The Class A-2 Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and integral multiples thereof (except for one Class A-2 Certificate in a smaller minimum denomination representing any remaining portion of the Initial Class A-2 Certificate Balance). As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class, of authorized denominations of a like aggregate principal amount, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the 1997-A Securitization Trustee may require


                                        A-2-5
payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

    Prior to due presentation of this Certificate for registration of transfer, the 1997-A Securitization Trustee, the Certificate Registrar and any of their respective agents may treat the Person in whose name this Class A-2 Certificate is registered as the owner hereof for the purpose of receiving distributions and for all other purposes, and neither the 1997-A Securitization Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

    The obligations and responsibilities created by the Agreement and the 1997-A Securitization Trust created thereby shall terminate upon the payment to Investor Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the 1997-A Securitization Trust. The Transferor may at its option purchase the corpus of the 1997-A Securitization Trust at a price specified in the Agreement, and such purchase of the 1997-A SUBI and 1997-A SUBI Certificate and other property of the 1997-A Securitization Trust will effect early retirement of the Certificates; PROVIDED, HOWEVER, such right of purchase is exercisable only on the Monthly Allocation Date on or after the Class A-3 Targeted Maturity Date, if either before or after giving effect to any payments of principal required to be made on such Monthly Allocation Date, the Certificate Balance shall be less than or equal to $123,123,151.92 (ten percent (10%) of the Aggregate Net Investment Value as of the Cutoff Date).

    By accepting this Certificate, the Holder hereof (and each Certificate Owner with respect hereto, by virtue of acquiring a beneficial interest herein) covenants and agrees that prior to the date which is one year and one day after the last date upon which (a) each Class of Investor Certificates has been paid in full, and (b) all obligations due under any other Securitized Financing have been paid in full, the Holder and/or Certificate Owner will not institute against, or join any other Person in instituting against the Transferor, Toyota Motor Credit Corporation, the 1997-A Securitization Trust, the Titling Trustee or the Titling Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law. The foregoing shall not limit the Holder's and/or Certificate Owner's right to file any claim in or otherwise take actions with respect to any such proceeding instituted by any Person not under such a constraint. This non-petition covenant shall survive the termination of the Agreement.


                                        A-2-6

    Unless the certificate of authentication hereon shall have been executed by an authorized officer of the 1997-A Securitization Trustee, by manual signature, this Class A-2 Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.


                                        A-2-7

    IN WITNESS WHEREOF, the 1997-A Securitization Trustee on behalf of the 1997-A securitization Trust and not in its individual capacity has caused this Class A-2 Certificate to be duly executed.

Dated:  September 24, 1997

                                       TOYOTA AUTO LEASE TRUST 1997-A

                                       By:  U.S. BANK NATIONAL ASSOCIATION,
                                            AS 1997-A SECURITIZATION TRUSTEE


                                       By:
                                          --------------------------------
                                          Authorized Officer


                                        A-2-8

                            Certificate of Authentication




                  This is one of the Class A-2 Certificates referred
                        to in the within-mentioned Agreement.

                                            U.S. BANK NATIONAL ASSOCIATION, as
                                            1997-A Securitization Trustee



                                            By:
                                               --------------------------------


                                        A-2-9

                                      ASSIGNMENT

    FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


--------------------------------------------------------------------------------
(Please print or typewrite name and address, including postal zip code, of assignee)


--------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


--------------------------------------------------------------------------------
Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                                                              *
                                                 -----------------------------
                                                 Signature Guaranteed:


                                                                              *
                                                 -----------------------------

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                        A-2-10

                                                                    EXHIBIT A-3


    UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                            TOYOTA AUTO LEASE TRUST 1997-A

                 6.45% AUTO LEASE ASSET BACKED CERTIFICATE, CLASS A-3

evidencing a percentage interest in the distributions allocable to the Investor Certificates, as defined below, evidencing an undivided interest in the 1997-A Securitization Trust, as defined below, the property of which includes, among other things, a special unit of beneficial interest (the "1997-A SUBI") in Toyota Lease Trust, a Delaware business trust (the "Titling Trust"), which 1997-A SUBI represents a beneficial interest in a pool of retail lease contracts for new and used automobiles and light duty trucks (and the related automobiles and light-duty trucks) entered into by various automobile and light duty truck dealers pursuant to contractual arrangements with Toyota Lease Trust, and which 1997-A SUBI was originally issued to Toyota Leasing, Inc. and then to the 1997-A Securitization Trust.

(This Certificate does not represent an obligation of, or an interest in, Toyota Leasing, Inc., Toyota Motor Credit Corporation, the Titling Trustee, the 1997-A Securitization Trustee or any of their respective affiliates.)

Aggregate Denominations of
all Class A-3 Certificates:                                   CUSIP #892317 AC 2
$72,750,000

Number A-3-__                                       Denomination:  $____________

    THIS CERTIFIES THAT CEDE & CO. is the registered owner of a _______________________________ ($____________) nonassessable, fully-paid, fractional undivided interest in the Toyota Auto Lease Trust 1997-A (the "1997-A Securitization Trust") formed by Toyota


                                        A-3-1

Leasing, Inc., a California corporation, as Transferor (the "Transferor"). The 1997-A Securitization Trust was created pursuant to a 1997-A Securitization Trust Agreement dated as of September 1, 1997 (the "Agreement"), between the Transferor and U.S. Bank National Association, a national banking association, as trustee (the "1997-A Securitization Trustee"). A summary of certain of the pertinent provisions of the Agreement is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

    This Certificate is one of the duly authorized Certificates issued under the Agreement and designated as "Toyota Auto Lease Trust 1997-A 6.45% Auto Lease Asset Backed Certificates, Class A-3" (the "Class A-3 Certificates"). Also issued under the Agreement are Certificates designated as "Toyota Auto Lease
Trust 1997-A 6.20% Auto Lease Asset Backed Certificates, Class   A-1" (the
"Class A-1 Certificates"), Certificates designated as "Toyota Auto Lease Trust 1997-A 6.35% Auto Lease Asset Backed Certificates, Class A-2" (the "Class A-2 Certificates" and, together with the Class A-1 Certificates and the Class A-3 Certificates, the "Class A Certificates"), Certificates designated as "Toyota Auto Lease Trust 1997-A 6.75% Auto Lease Asset Backed Certificates, Class B" (the "Class B Certificates" and, together with the Class A Certificates, the "Investor Certificates") and a Certificate designated as the "Toyota Auto Lease Trust 1997-A Asset Backed Transferor Certificate" (the "Transferor Certificate" and, together with the Investor Certificates, the "Certificates"). The Class B Certificates are subordinated to the Class A Certificates and the Transferor Certificate is subordinated to the Investor Certificates to the extent described in the Agreement. This Class A-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    The property of the 1997-A Securitization Trust includes, among other things, the 1997-A SUBI (exclusive of monies and payments due or payable under any Residual Value Insurance Policy and the right to receive such amounts), which 1997-A SUBI represents a beneficial interest in a pool of retail automobile and light duty truck lease contracts ("Contracts") and the new and used automobiles and light duty trucks leased thereby ("Leased Vehicles") (such pool of Contracts and Leased Vehicles; the "1997-A SUBI Portfolio") entered into by various automobile and light duty truck dealers pursuant to contractual arrangements with the Titling Trust. Toyota Motor Credit Corporation acts as servicer (in that capacity, the "Servicer") of the 1997-A SUBI Portfolio.
During the Revolving Period, Principal Collections allocable to the 1997-A SUBI generally will be applied towards the allocation to the 1997-A SUBI Portfolio of Subsequent Contracts and Subsequent Leased


                                        A-3-2

Vehicles from among all other unallocated Contracts and Leased Vehicles owned by the Titling Trust.

    Under the Agreement, there will be distributed on the 25th day of March and September or, to the extent provided in the Agreement, on the 25th day of each month, or if such 25th day is not a Business Day, the next succeeding Business Day (each, a "Certificate Payment Date"), commencing on March 25, 1998 (except as provided otherwise in the Agreement), to the Person in whose name this Class A-3 Certificate is registered at the close of business on the calendar day immediately preceding such Certificate Payment Date or, if Definitive Certificates have been issued, the last day of the immediately preceding calendar month (the "Record Date"), such Class A-3 Certificateholder's Percentage Interest in the amount distributed on the Class A-3 Certificates pursuant to the terms of the Agreement, all to the extent and as more specifically set forth in the Agreement. Except to the extent provided otherwise in the Agreement, no principal payments shall be made in respect of the Class A-2 Certificates until the Class A-1 Certificates have been paid in full, and no principal payments shall be made in respect of the Class A-3 Certificates until the Class A-2 Certificates have been paid in full and no principal payments shall be made in respect of the Class B Certificates until the Class A-3 Certificates have been paid in full. Except as provided otherwise in the Agreement, the principal of this Class A-3 Certificate shall be distributable on the Class A-3 Targeted Maturity Date, which shall be March 26, 2001. The Stated Maturity Date of this Class A-3 Certificate is April 26, 2004.

    Distributions on this Class A-3 Certificate will be made by the 1997-A Securitization Trustee by check mailed to the Class A-3 Certificateholder of record in the Certificate Register without the presentation or surrender of this Class A-3 Certificate or the making of any notation hereon except that with respect to Class A-3 Certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, distributions will be made by wire transfer of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the foregoing, the final distribution on this Class A-3 Certificate will be made after due notice by the 1997-A Securitization Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A-3 Certificate at the Corporate Trust Office of the 1997-A Securitization Trustee.

    It is the intention of the Transferor and the Holders of Investor Certificates that the Investor Certificates will be indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Transferor, the 1997-A Securitization Trustee and the Holder of this Certificate (or Certificate Owner) by acceptance of this Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial


                                        A-3-3
interest herein) agree to treat the Investor Certificates (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness and to report the transactions contemplated by the Agreement on all applicable tax returns in a manner consistent with such treatment. Each Holder of this Certificate agrees that it will cause any Certificate Owner acquiring an interest in this Certificate through it to comply with the Agreement as to treatment as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income.

    By accepting this Certificate, the Holder hereof (and each Certificate Owner with respect hereto, by virtue of such Certificate Owner's acquisition of a beneficial interest herein) waives any claim to any proceeds or assets of the Titling Trustee and to all assets of the Titling Trust other than those from time to time included in the 1997-A SUBI Assets and those proceeds or assets derived from or earned by such 1997-A SUBI Assets (excluding the rights to proceeds of the Residual Value Insurance Policy).

    In the event that, notwithstanding the statement of intentions and undertakings set forth in Section 4.12(a) of the Agreement and herein, it is finally determined that the Class A-3 Certificates do not evidence indebtedness of the Transferor for all income and franchise tax purposes, but rather represent an equity interest in the assets of the 1997-A Securitization Trust, then the Holder (and each Certificate Owner hereof with respect hereto by virtue of acquiring a beneficial interest herein), agrees (i) to treat such Certificates, together with the Transferor Certificate, as representing an interest in a partnership for all tax purposes, (ii) to treat all payments in respect of such Certificates (to the extent not a return of capital) as a "guaranteed payment" thereon made pursuant to Section 707(c) of the Code, and
(iii) to allocate all other items of income, gain, deduction, loss or credit with respect to the assets and operations of the 1997-A Securitization Trust to the Transferor.

    The Certificates do not represent an obligation of, or an interest in, the Transferor, the Servicer, the Titling Trust, the Titling Trustee, the 1997-A Securitization Trustee or any of their respective Affiliates. The Certificates are limited in right of payment to certain collections and recoveries respecting the 1997-A SUBI and 1997-A SUBI Certificate and certain monies on deposit in the Reserve Fund and in certain other accounts established for the benefit of the Certificateholders, in each case to the extent and as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the 1997-A Securitization Trustee, at the offices of Merrill Lynch & Co. in Hong Kong (initially at Asia Pacific Financial, 3 Garden Road), at the offices of Bankers Trust Company Luxembourg S.A. in Luxembourg (initially at 14 Boulevard


                                        A-3-4

F.D. Roosevelt, L-450 Luxembourg) and at such other places, if any, designated by the 1997-A Securitization Trustee, by any Certificateholder upon request.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Agreement at any time by the Transferor and the 1997-A Securitization Trustee without the consent of any Certificateholders. In certain limited circumstances, the Agreement may only be amended with the consent of the Holders of Investor Certificates evidencing not less than 51% of the aggregate Percentage Interest of all Investor Certificates, voting together as a single class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

    As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the 1997-A Securitization Trustee in its capacity as Certificate Registrar, or at the office of the agent of the 1997-A Securitization Trustee in its capacity as Certificate Registrar, who shall initially be First Trust of New York, National Association, 100 Wall Street, 20th Floor, New York, New York 10005, in the Borough of Manhattan, the City of New York, and with respect to the Definitive Certificates only, a transfer agent appointed in Hong Kong and Luxembourg, or at the appropriate office of any successor Certificate Registrar, accompanied by a written instrument of transfer in form satisfactory to the 1997-A Securitization Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class A-3 Certificates of authorized denominations and of a like aggregate fractional undivided interest will be issued to the designated transferee.

    The Class A-3 Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and integral multiples thereof (except for one Class A-3 Certificate in a smaller minimum denomination representing any remaining portion of the Initial Class A-3 Certificate Balance). As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class, of authorized denominations of a like aggregate principal amount, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the 1997-A Securitization Trustee may require


                                        A-3-5
payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

    Prior to due presentation of this Certificate for registration of transfer, the 1997-A Securitization Trustee, the Certificate Registrar and any of their respective agents may treat the Person in whose name this Class A-3 Certificate is registered as the owner hereof for the purpose of receiving distributions and for all other purposes, and neither the 1997-A Securitization Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

    The obligations and responsibilities created by the Agreement and the 1997-A Securitization Trust created thereby shall terminate upon the payment to Investor Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the 1997-A Securitization Trust. The Transferor may at its option purchase the corpus of the 1997-A Securitization Trust at a price specified in the Agreement, and such purchase of the 1997-A SUBI and 1997-A SUBI Certificate and other property of the 1997-A Securitization Trust will effect early retirement of the Certificates; PROVIDED, HOWEVER, such right of purchase is exercisable only on the Monthly Allocation Date on or after the Class A-3 Targeted Maturity Date, if either before or after giving effect to any payments of principal required to be made on such Monthly Allocation Date, the Certificate Balance shall be less than or equal to $123,123,151.92 (ten percent (10%) of the Aggregate Net Investment Value as of the Cutoff Date).

    By accepting this Certificate, the Holder hereof (and each Certificate Owner with respect hereto, by virtue of acquiring a beneficial interest herein) covenants and agrees that prior to the date which is one year and one day after the last date upon which (a) each Class of Investor Certificates has been paid in full, and (b) all obligations due under any other Securitized Financing have been paid in full, the Holder and/or Certificate Owner will not institute against, or join any other Person in instituting against the Transferor, Toyota Motor Credit Corporation, the 1997-A Securitization Trust, the Titling Trustee or the Titling Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law. The foregoing shall not limit the Holder's and/or Certificate Owner's right to file any claim in or otherwise take actions with respect to any such proceeding instituted by any Person not under such a constraint. This nonpetition covenant shall survive the termination of the Agreement.


                                        A-3-6

    Unless the certificate of authentication hereon shall have been executed by an authorized officer of the 1997-A Securitization Trustee, by manual signature, this Class A-3 Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.


                                        A-3-7

    IN WITNESS WHEREOF, the 1997-A Securitization Trustee on behalf of the 1997-A Securitization Trust and not in its individual capacity has caused this Class A-3 Certificate to be duly executed.

Dated:  September 24, 1997

                                       TOYOTA AUTO LEASE TRUST 1997-A

                                       By:  U.S. BANK NATIONAL ASSOCIATION, AS
                                            1997-A SECURITIZATION TRUSTEE


                                       By:
                                          --------------------------------
                                          Authorized Officer


                                        A-3-8

                            Certificate of Authentication




                  This is one of the Class A-3 Certificates referred
                        to in the within-mentioned Agreement.

                                            U.S. BANK NATIONAL ASSOCIATION, as
                                            1997-A Securitization Trustee



                                            By:
                                               --------------------------------


                                        A-3-9

                                      ASSIGNMENT

    FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


--------------------------------------------------------------------------------
(Please print or typewrite name and address, including postal zip code, of assignee)


--------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


--------------------------------------------------------------------------------
Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                                                             *
                                                 -----------------------------
                                                 Signature Guaranteed:


                                                                             *
                                                 -----------------------------

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                        A-3-10

                                                                       EXHIBIT B



    THIS CLASS B CERTIFICATE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION IN RELIANCE ON EXEMPTIONS PROVIDED BY THE SECURITIES ACT AND SUCH STATE OR FOREIGN SECURITIES LAWS. THE CLASS B CERTIFICATES ARE ELIGIBLE FOR PURCHASE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT. NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS SUCH RESALE OR TRANSFER (A) IS MADE IN ACCORDANCE WITH SECTION 4.03 OF THE AGREEMENT REFERRED TO HEREIN AND (B) IS MADE
(i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT,
(ii) IN A TRANSACTION (OTHER THAN A TRANSACTION IN CLAUSE (iv) BELOW) EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS, (iii) TO TOYOTA LEASING INC. (THE "TRANSFEROR") OR
(iv) TO A PERSON WHO THE TRANSFEROR OF THIS CLASS B CERTIFICATE REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT THAT IS AWARE THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR TO AN INSTITUTIONAL "ACCREDITED INVESTOR" UNDER RULE 501(a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT. IN THE EVENT THAT THE TRANSFER OF A CLASS B CERTIFICATE IS TO BE MADE AS DESCRIBED IN CLAUSE (ii) OF THE PRECEDING SENTENCE, THE PROSPECTIVE INVESTOR IS REQUIRED TO DELIVER AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE 1997-A SECURITIZATION TRUSTEE AND THE TRANSFEROR TO THE EFFECT THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS. THE PROSPECTIVE TRANSFEREE IN A TRANSFER OF A CLASS B CERTIFICATE TO BE MADE AS DESCRIBED IN CLAUSE (iv) ABOVE MUST DELIVER TO THE 1997-A SECURITIZATION TRUSTEE A REPRESENTATION LETTER REQUIRED BY SECTION 4.03 OF THE AGREEMENT REFERRED TO HEREIN. PROSPECTIVE PURCHASERS OF THE CLASS B CERTIFICATES ARE HEREBY NOTIFIED THAT THE SELLER OF ANY CLASS B CERTIFICATES MAY BE RELYING ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A UNDER THE ACT.

    THIS CLASS B CERTIFICATE OR A BENEFICIAL INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE 1997-A SECURITIZATION TRUSTEE HAS RECEIVED (I) EITHER (A) A CERTIFICATE FROM THE TRANSFEREE TO THE

EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN, TRUST OR ACCOUNT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW") (EACH, A "BENEFIT PLAN") AND IS NOT AN ENTITY INCLUDING AN INSURANCE COMPANY SEPARATE ACCOUNT OR AN INSURANCE COMPANY GENERAL ACCOUNT IF THE ASSETS IN ANY SUCH ACCOUNTS CONSTITUTE "PLAN ASSETS" FOR PURPOSES OF REGULATION SECTION 2510.3-101 OF ERISA, WHOSE UNDERLYING ASSETS INCLUDE BENEFIT PLAN ASSETS BY REASON OF A BENEFIT PLAN'S INVESTMENT IN THE ENTITY (SUCH BENEFIT PLAN OR ENTITY, A "BENEFIT PLAN INVESTOR") OR (B) AN OPINION OF COUNSEL SATISFACTORY TO THE 1997-A SECURITIZATION TRUSTEE, THE TRANSFEROR AND THE SERVICER TO THE EFFECT THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN THE ASSETS OF THE 1997-A SECURITIZATION TRUST BEING DEEMED TO BE "PLAN ASSETS" SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR PROHIBITED TRANSACTIONS PROVISIONS OF SECTION 4975 OF THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE TRANSFEROR OR THE SERVICER TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OF SIMILAR LAW) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT AND (II) A CERTIFICATE TO THE EFFECT THAT IF THE TRANSFEREE IS A PARTNERSHIP, GRANTOR TRUST OR S CORPORATION FOR FEDERAL INCOME TAX PURPOSES (A "FLOW-THROUGH ENTITY"), ANY CLASS B CERTIFICATES OWNED BY SUCH FLOW-THROUGH ENTITY WILL REPRESENT LESS THAN 50% OF THE VALUE OF ALL THE ASSETS OWNED BY SUCH FLOW-THROUGH ENTITY AND NO SPECIAL ALLOCATION OF INCOME, GAIN, LOSS, DEDUCTION OR CREDIT FROM SUCH CLASS B CERTIFICATES WILL BE MADE AMONG THE BENEFICIAL OWNERS OF SUCH FLOW-THROUGH ENTITY. NOTWITHSTANDING THE FOREGOING RESTRICTIONS, THE 1997-A SECURITIZATION TRUSTEE SHALL PERMIT A TRANSFER OF CLASS B CERTIFICATES TO A BENEFIT PLAN IF, IN THE SOLE DETERMINATION OF THE 1997-A SECURITIZATION TRUSTEE, AFTER GIVING EFFECT TO THE PROPOSED TRANSFER TO SUCH BENEFIT PLAN, BENEFIT PLANS WILL NOT OWN 25% OR MORE OF THE CLASS B CERTIFICATES (BY CLASS CERTIFICATE BALANCE).

    IN ADDITION, NO RESALE OR OTHER TRANSFER OF THIS CLASS B CERTIFICATE OR ANY INTEREST THEREIN SHALL BE PERMITTED UNLESS

IMMEDIATELY AFTER GIVING EFFECT TO SUCH RESALE OR OTHER TRANSFER, THERE WOULD BE FEWER THAN 100 CLASS B CERTIFICATEHOLDERS.

    THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO BELOW.

                            TOYOTA AUTO LEASE TRUST 1997-A

                  6.75% AUTO LEASE ASSET BACKED CERTIFICATE, CLASS B

    evidencing a percentage interest in the distributions allocable to the Investor Certificates, as defined below, evidence an undivided interest in the 1997-A Securitization Trust, as defined below, the property of which includes, among other things, a special unit of beneficial interest (the "1997-A SUBI") in Toyota Lease Trust, a Delaware business trust (the "Titling Trust"), which 1997-A SUBI represents a beneficial interest in a pool of retail lease contracts for new and used automobiles and light duty trucks (and the related automobiles and light-duty trucks) entered into by various automobile and light duty truck dealers pursuant to contractual arrangements with Toyota Lease Trust, and which special unit of beneficial interest was originally issued to Toyota Leasing Inc. and then to the 1997-A Securitization Trust.

    (This Certificate does not represent an obligation of, or an interest in, Toyota Leasing, Inc., Toyota Motor Credit Corporation, the Titling Trustee or the 1997-A Securitization Trustee or any of their respective affiliates.)

    Aggregate Denominations
    of all Class B Certificates:                        CUSIP #892317 AD 0
    $73,850,000

    Number B-__                                 Denomination:  $__________

    THIS CERTIFIES THAT _______________ is the registered owner of a ________________________________________________ DOLLAR ($__________ )
nonassessable, fully-paid, fractional undivided interest in the Toyota Auto Lease Trust 1997-A (the "1997-A Securitization Trust") formed by Toyota Leasing, Inc., a California corporation, as Transferor (the "Transferor"). The 1997-A Securitization Trust was created pursuant to a 1997-A Securitization Trust Agreement dated as of September 1, 1997 (the "Agreement"), between the Transferor and U.S. Bank National

Association, a national banking association, as trustee (the "1997-A Securitization Trustee"). A summary of certain of the pertinent provisions of the Agreement is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

    This Certificate is one of the duly authorized Certificates issued under the Agreement and designated as "Toyota Auto Lease Trust 1997-A 6.75% Auto Lease Asset Backed Certificates, Class B" (the "Class B Certificates"). Also issued under the Agreement are Certificates designated as "Toyota Auto Lease Trust 1997-A 6.20% Auto Lease Asset Backed Certificates, Class A-1" (the "Class A-1 Certificates"), Certificates designated as "Toyota Auto Lease Trust 1997-A 6.35% Auto Lease Asset Backed Certificates, Class A-2" (the "Class A-2 Certificates"), Certificates designated as "Toyota Auto Lease Trust 1997-A 6.45% Auto Lease Asset Backed Certificates, Class A-3" (the "Class A-3 Certificates" and, together with the Class A-1 Certificates and the Class A-2 Certificates, the "Class A Certificates" and, together with the Class B Certificates, the "Investor Certificates") and a Certificate designated as the "Toyota Auto Lease Trust 1997-A Auto Lease Asset Backed Transferor Certificate" (the "Transferor Certificate" and, together with the Investor Certificates, the "Certificates"). The Class B Certificates are subordinated to the Class A Certificates, and the Transferor Certificate is subordinated to the Investor Certificates, to the extent described in the Agreement. This Class B Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    The property of the 1997-A Securitization Trust includes, among other things, the 1997-A SUBI (exclusive of monies and payments due or payable under any Residual Value Policy and the right to receive such amounts), which 1997-A SUBI represents a beneficial interest in a pool of retail automobile and light duty truck lease contracts ("Contracts") and the new and used automobiles and light duty trucks leased thereby ("Leased Vehicles") (such pool of Contracts and Leased Vehicles, the "1997-A SUBI Portfolio") entered into by various automobile and light duty truck dealers pursuant to contractual arrangements with the Titling Trust. Toyota Motor Credit Corporation acts as servicer (in that capacity, the "Servicer") of the 1997-A SUBI Portfolio.

    Under the Agreement, there will be distributed on the 25th day of March and September or, to the extent provided in the Agreement, on the 25th day of each month, or if such 25th day is not a Business Day, the next succeeding Business Day (each, a "Certificate Payment Date"), commencing on March 25, 1998 (except as provided otherwise in the Agreement), to the Person in whose name this Class B Certificate is registered at the close of business on the last calendar day of the immediately preceding calendar month (each a "Record Date"), such Class B Certificateholder's Percentage Interest in the amount distributed on the Class B Certificates pursuant to the terms of the Agreement, all to the extent and as more specifically set forth in the Agreement. To the extent provided in the Agreement, no principal payments shall be made in respect of the Class A-2 Certificates until the Class A-1 Certificates have been paid in full, no principal payments shall be made in respect of the Class A-3 Certificates until the Class A-2 Certificates have been paid in full and no principal payments shall be made in respect of the Class B Certificates until the Class A-3 Certificates have been paid in full. Except as provided otherwise in the 1997-A Securitization Trust Agreement, the principal of this Class B Certificate shall be distributable on the Class B Targeted Maturity Date, which shall be September 25, 2001. The Stated Maturity Date of this Class B Certificate is April 26, 2004.

    Distributions on this Class B Certificate will be made by the 1997-A Securitization Trustee by check mailed to the Class B Certificateholder of record in the Certificate Register without the presentation or surrender of this Class B Certificate or the making of any notation hereon or, at the option of a Holder who owns Class B Certificates having an aggregate initial denomination of $250,000 or more, upon written instructions received by the 1997-A Securitization Trustee not later than fifteen days prior to the related Record Date, by wire transfer of immediately available funds to an account maintained by such Holder at a depository institution in the United States having appropriate facilities therefor. Except as otherwise provided in the Agreement and notwithstanding the foregoing, the final distribution on this Class B Certificate will be made after due notice by the 1997-A Securitization Trustee of the pendency of such distribution and only upon presentation and surrender of this Class B Certificate at the Corporate Trust Office of the 1997-A Securitization Trustee.

    It is the intention of the Transferor and the Holders of Investor Certificates that the Investor Certificates will be indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Transferor, the 1997-A Securitization Trustee and the Holder of this Certificate by acceptance of this Certificate agree to treat the Investor Certificates, for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness and to report the transactions contemplated by the Agreement on all applicable tax returns in a manner consistent with such treatment.

    By accepting this Certificate, the Holder hereof waives any claim to any proceeds or assets of the Titling Trustee and to all assets of the Titling Trust other than those from time to time included in the 1997-A SUBI Assets and those proceeds or assets derived from or earned by such 1997-A SUBI Assets (excluding the rights of the Residual Value Insurance Policy).

    In the event that, notwithstanding the statement of intentions and undertakings set forth in Section 4.12(a) of the Agreement and herein, it is finally determined that the Class B Certificates do not evidence indebtedness of the Transferor for all income and franchise tax purposes, but rather represent an equity interest in the assets of the 1997-A Securitization Trust, then the Holder hereof agrees (i) to treat such Certificates, together with the Transferor Certificate, as representing an interest in a partnership for all tax purposes, (ii) to treat all payments in respect of such Certificates (to the extent not a return of capital) as a "guaranteed payment" thereon made pursuant to Section 707(c) of the Code, and (iii) to allocate all other items of income, gain, deduction, loss or credit with respect to the assets and operations of the 1997-A Securitization Trust to the Transferor.

    The Certificates do not represent an obligation of, or an interest in, the Transferor, the Servicer, the Titling Trust, the Titling Trustee, the 1997-A Securitization Trustee or any of their respective Affiliates. The Certificates are limited in right of payment to certain collections and recoveries respecting the 1997-A SUBI and 1997-A SUBI Certificate and certain monies on deposit in the Reserve Fund and in certain other accounts established for the benefit of the Certificateholders, in each case to the extent and as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the 1997-A Securitization Trustee, at the offices of Merrill Lynch & Co. in Hong Kong (initially at Asia Pacific Financial, 3 Garden Road), at the offices of Bankers Trust Company Luxembourg S.A. in Luxembourg (initially at 14 Boulevard F.D. Roosevelt, L-450 Luxembourg) and at such other places, if any, designated by the 1997-A Securitization Trustee, by any Certificateholder upon request.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Agreement at any time by the Transferor and the 1997-A Securitization Trustee without the consent of any Certificateholders. In certain limited circumstances, the Agreement may only be amended with the consent of the Holders of Investor Certificates evidencing not less than 51% of the aggregate Percentage Interest of all Investor Certificates, voting together as a single class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

    As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the 1997-A Securitization Trustee in its capacity as Certificate Registrar, or at the office of the agent of the 1997-A Securitization Trustee in its capacity as Certificate Registrar, who shall initially be First Trust of New York, National Association, 100 Wall Street, 20th Floor, New York, New York 10005, or at the appropriate office of any successor Certificate Registrar, accompanied by a written instrument of transfer in form satisfactory to the 1997-A Securitization Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class B Certificates of authorized denominations and of a like aggregate fractional undivided interest will be issued to the designated transferee.

    The Class B Certificates are issuable only as registered Certificates without coupons in denominations of $250,000 and integral multiples of $1,000 in excess thereof, (except for one Class B Certificate in a smaller minimum denomination representing any remaining portion of the Initial Class B Certificate Balance). As provided in the Agreement, and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class, of authorized denominations of a like aggregate principal amount, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the 1997-A Securitization Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

    Prior to due presentation of this Certificate for registration of transfer, the 1997-A Securitization Trustee, the Certificate Registrar and any of their respective agents may treat the Person in whose name this Class B Certificate is registered as the owner hereof for the purpose of receiving distributions and for all other purposes, and neither the 1997-A Securitization Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

    The obligations and responsibilities created by the Agreement and the 1997-A Securitization Trust created thereby shall terminate upon the payment to Investor Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the 1997-A Securitization Trust. The Transferor may at its option purchase the corpus of the 1997-A Securitization Trust at a price specified in the Agreement, and such purchase of the 1997-A SUBI and 1997-A SUBI Certificate and other property of the 1997-A Securitization Trust will effect early retirement of the Certificates; PROVIDED,

HOWEVER, such right of purchase is exercisable only on the Monthly Allocation Date on or after the Class A-3 Targeted Maturity Date, if either before or after giving effect to any payments of principal required to be made on such Monthly Allocation Date, the Certificate Balance shall be less than or equal to $123,123,151.92 (ten percent (10%) of the Aggregate Net Investment Value as of the Cutoff Date).

    By accepting this Certificate, the Holder hereof covenants and agrees that prior to the date which is one year and one day after the last date upon which
(a) each Class of Investor Certificates has been paid in full, and (b) all obligations due under any other Securitized Financing have been paid in full, the Holder will not institute against, or join any other Person in instituting against the Transferor, Toyota Motor Credit Corporation, the 1997-A Securitization Trust, the Titling Trustee or the Titling Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law. The foregoing shall not limit the Holder's right to file any claim in or otherwise take actions with respect to any such proceeding instituted by any Person not under such a constraint. This non-petition covenant shall survive the termination of the Agreement.

    Unless the certificate of authentication hereon shall have been executed by an authorized officer of the 1997-A Securitization Trustee, by manual signature, this Class B Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

    IN WITNESS WHEREOF, the 1997-A Securitization Trustee on behalf of the 1997-A Securitization Trust and not in its individual capacity has caused this Class B Certificate to be duly executed.

Dated:  September 24, 1997

                                       TOYOTA AUTO LEASE TRUST 1997-A

                                       By:  U.S. BANK NATIONAL ASSOCIATION,
                                            AS 1997-A SECURITIZATION TRUSTEE


                                       By:
                                          --------------------------------
                                          Authorized Officer

                            Certificate of Authentication





                   This is one of the Class B Certificates referred
                        to in the within-mentioned Agreement.

                                            U.S. BANK NATIONAL ASSOCIATION, as
                                            1997-A Securitization Trustee



                                            By:
                                               --------------------------------

                                      ASSIGNMENT

    FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


--------------------------------------------------------------------------------
(Please print or typewrite name and address, including postal zip code, of assignee)


--------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


--------------------------------------------------------------------------------
Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                                                              *
                                                 -----------------------------
                                                 Signature Guaranteed:


                                                                              *
                                                 -----------------------------

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT C


    THIS CERTIFICATE IS NOT TRANSFERABLE.

    THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED.

                            TOYOTA AUTO LEASE TRUST 1997-A

                    AUTO LEASE ASSET BACKED TRANSFEROR CERTIFICATE

    evidencing the entire interest in the distributions allocable to the Transferor Certificate evidencing an undivided interest in the 1997-A Securitization Trust, as defined below, the property of which includes, among other things, a special unit of beneficial interest (the "1997-A SUBI") in Toyota Lease Trust, a Delaware business trust, which 1997-A SUBI represents a beneficial interest in a pool of retail lease contracts for new and used automobiles and light duty trucks (and the related automobiles and light-duty trucks) entered into by various automobile and light duty truck dealers pursuant to contractual arrangements with Toyota Lease Trust, and which 1997-A SUBI was originally issued to Toyota Leasing, Inc., and then to the 1997-A Securitization Trust.

    (This Certificate does not represent an obligation of, or an interest in, Toyota Leasing, Inc., Toyota Motor Credit Corporation, the Titling Trustee, the 1997-A Securitization Trustee, or any of their respective affiliates.)

    THIS CERTIFIES THAT TOYOTA LEASING, INC. (the "Transferor") is the registered owner of the entire interest not allocated to the Investor Certificates in the Toyota Auto Lease Trust 1997-A (the "1997-A Securitization Trust") formed by the Transferor. The 1997-A Securitization Trust was created pursuant to a 1997-A Securitization Trust Agreement dated as of September 1, 1997 (the "Agreement"), between the Transferor and U.S. Bank National Association, a national banking association, as trustee (the "1997-A Securitization Trustee"). A summary of certain of the pertinent provisions of the Agreement is set forth below. To the extent not otherwise defined herein the capitalized terms used herein have the meanings assigned to them in the Agreement.

    This Certificate is the duly authorized Transferor Certificate issued under the Agreement and designated as the "Toyota Auto Lease

Trust 1997-A Auto Lease Asset Backed Transferor Certificate" (the "Transferor Certificate"). Also issued under the Agreement are Certificates designated as "Toyota Auto Lease Trust 1997-A 6.20% Auto Lease Asset Backed Certificates, Class A-1" (the "Class A-1 Certificates"), Certificates designated as "Toyota Auto Lease Trust 1997-A 6.35% Auto Contract Asset Backed Certificates, Class A-2" (the "Class A-2 Certificates"), Certificates designated as "Toyota Auto Lease Trust 1997-A 6.45% Auto Lease Asset Backed Certificates, Class A-3" (the "Class A-3 Certificates" and, together with the Class A-1 Certificates and the Class A-2 Certificates, the "Class A Certificates") and Certificates designated as "Toyota Auto Lease Trust 1997-A 6.75% Auto Lease Asset Backed Certificates, Class B" (the "Class B Certificates" and, together with the Class A Certificates, the "Investor Certificates" and, together with the Transferor Certificate, the "Certificates"). This Transferor Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Transferor Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    The property of the 1997-A Securitization Trust includes, among other things, the 1997-A SUBI, which 1997-A SUBI represents a beneficial interest in a pool of retail automobile and light duty truck lease contracts ("Contracts") and the new and used automobiles and light duty trucks leased thereby ("Leased Vehicles") (such pool of Contracts and Leased Vehicles, the "1997-A SUBI Portfolio") entered into by various automobile and light duty truck dealers pursuant to contractual arrangements with the Titling Trust. Toyota Motor Credit Corporation acts as servicer (in that capacity, the "Servicer") of the 1997-A SUBI Portfolio. During the Revolving Period, Principal Collections allocable to the 1997-A SUBI generally will be applied towards the allocation to the 1997-A SUBI Portfolio of additional qualifying Contracts and Leased Vehicles from among all other unallocated Contracts and Leased Vehicles owned by the Titling Trust.

    Payments in respect of the 1997-A SUBI will be allocated between the Investor Certificates and this Transferor Certificate and paid to the registered Holder of this Transferor Certificate as provided in the Agreement.

    It is the intention of the Transferor, as the Holder of this Certificate, and the Holders of Investor Certificates that the Investor Certificates will be indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The 1997-A Securitization Trustee and Transferor, as the Holder of this Certificate, by acceptance of this Certificate, agree to treat the Investor Certificates, for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness and to report the transactions contemplated by the Agreement on all applicable tax returns in a manner consistent with such treatment.

    By accepting this Certificate, the Holder hereof waives any claim to any proceeds or assets of the Titling Trustee and to all assets of the Titling Trust other than those from time to time included in the 1997-A SUBI Assets and those proceeds or assets derived from or earned by such 1997-A SUBI Assets.

    In the event that, notwithstanding the statement of intentions and undertakings set forth in Section 4.12(a) of the Agreement and herein, it is finally determined that the Investor Certificates do not evidence indebtedness of the Transferor for all income and franchise tax purposes, but rather represent an equity interest in the assets of the 1997-A Securitization Trust, then the Transferor, as Holder hereof, agrees (i) to treat the Investor Certificates, together with this Certificate, as representing an interest in a partnership for all tax purposes, (ii) to treat all payments in respect of such Certificates (to the extent not a return of capital) as a "guaranteed payment" thereon made pursuant to Section 707(c) of the Code, and (iii) to allocate all other items of income, gain, deduction, loss or credit with respect to the assets and operations of the 1997-A Securitization Trust to the Transferor.

    The Certificates do not represent an obligation of, or an interest in, the Transferor, the Servicer, the Titling Trust, the Titling Trustee, the 1997-A Securitization Trustee or any of their respective affiliates. The Certificates are limited in right of payment to certain collections and recoveries respecting the 1997-A SUBI and 1997-A SUBI Certificate and certain monies on deposit in the Reserve Fund and in certain other accounts established for the benefit of the Certificateholders, in each case to the extent and as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the 1997-A Securitization Trustee, and at such other places, if any, designated by the 1997-A Securitization Trustee, by any Certificateholder upon request.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Agreement at any time by the Transferor and the 1997-A Securitization Trustee without the consent of any Certificateholders. In certain limited circumstances, the Agreement may only be amended with the consent of the Holders of Certificates evidencing not less than 51% of the aggregate Percentage Interest of all Investor Certificates, voting together as a single class.

    As provided in the Agreement, this Certificate shall be owned by the Transferor and may not be transferred.

    As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class, of authorized denominations of a like aggregate principal amount, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the 1997-A Securitization Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

    The obligations and responsibilities created by the Agreement and the 1997-A Securitization Trust created thereby shall terminate upon the payment to Investor Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the 1997-A Securitization Trust. The Transferor may at its option purchase the corpus of the 1997-A Securitization Trust at a price specified in the Agreement, and such purchase of the 1997-A SUBI and 1997-A SUBI Certificate and other property of the 1997-A Securitization Trust will effect early retirement of the Certificates; PROVIDED, HOWEVER, such right of purchase is exercisable only on the Monthly Allocation Date on or after the Class A-3 Targeted Maturity Date, if either before or after giving effect to any payment required to be made on such Monthly Allocation Date, the Certificate Balance shall be less than or equal to $123,123,151.92 (ten percent (10%) of the Aggregate Net Investment Value as of the Cutoff Date).

    Unless the certificate of authentication hereon shall have been executed by an authorized officer of the 1997-A Securitization Trustee, by manual signature, this Transferor Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

    IN WITNESS WHEREOF, the 1997-A Securitization Trustee on behalf of the 1997-A Securitization Trust and not in its individual capacity has caused this Transferor Certificate to be duly executed.

Dated:  September 24, 1997

                                       TOYOTA AUTO LEASE TRUST 1997-A

                                       By:  U.S. BANK NATIONAL ASSOCIATION,
                                            AS 1997-A SECURITIZATION TRUSTEE



                                            By:
                                               --------------------------------
                                               Authorized Officer


ATTEST


-------------------------

                            Certificate of Authentication




                     This is the Transferor Certificate referred
                        to in the within-mentioned Agreement.

                                            U.S. BANK NATIONAL ASSOCIATION, as
                                            1997-A Securitization Trustee


                                            By:
                                               --------------------------------

                                                                       EXHIBIT D

                       FORM OF RULE 144A TRANSFEREE CERTIFICATE

Toyota Motor Credit Corporation
Toyota Leasing, Inc.,
c/o Toyota Motor Credit Corporation
19001 S. Western Avenue
Torrance, California  90509

U.S. Bank National Association
One Illinois Center
111 East Wacker Drive, Suite 3000
Chicago, Illinois 60601

         Re:  Toyota Auto Lease Trust 1997-A; ____% Auto
              Lease Asset Backed Certificates, Class B
              ----------------------------------------

Ladies and Gentlemen:

    __________________ (the "Purchaser") is today purchasing in a private resale from ______________ (the "Seller") $______ aggregate principal amount of Auto Lease Asset-Backed Certificates, Class B (the "Certificates"), issued pursuant to a securitization trust agreement, dated as of September 1, 1997 (the "Agreement") between Toyota Leasing, Inc. ("TLI") and U.S. Bank National Association (the "U.S. Bank"), as trustee (the "Trustee"). The Certificates are securities issued by and evidencing interests in the assets of Toyota Auto Lease Trust 1997-A (the "Trust").

    In connection with the purchase of the Certificates, the Purchaser hereby represents and warrants to each of you as follows:

    1. The Purchaser understands that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities law of any state or foreign jurisdiction.

    2. The Purchaser is acquiring the Certificates for its own account only for investment and not for any other person, and not with a view to, or for resale in connection with, a distribution that would constitute a violation of the Securities Act or any state or foreign securities laws (subject to the understanding that disposition of the Purchaser's property will at all times be and remain within its control). The Purchaser is not an affiliate of TLI, the Trustee or any of their respective affiliates.

    3. The Purchaser agrees that the Certificates must be held indefinitely by it unless (i) the Certificates are subsequently registered under the Securities Act or (ii) an exemption from the registration requirements of the Securities Act is available.

    4. The Purchaser agrees that if at some time it wishes to dispose of or exchange any of the Certificates, it will not transfer or exchange any of the Certificates unless such transfer or exchange is in accordance with the provisions of Section 4.03 of the Agreement.

    5. The Purchaser is a qualified institutional buyer as defined in Rule 144A of the Securities Act and has completed one of the forms of certification to that effect attached as Annexes hereto, it is aware that the sale to it is being made in reliance on Rule 144A, it is acquiring the Certificates for its own account or for the account of a qualified institutional buyer and it understands that such Certificates may be resold, pledged or transferred by the Purchaser only (i) to a person who the Purchaser reasonably believes is a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (ii) pursuant to another exemption from registration under the Securities Act and applicable state and foreign securities laws.

    6. Neither the Purchaser nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security of the Transferor to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security of TLI or the Trust with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Certificates under the Securities Act or which would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, require registration or qualification pursuant thereto, or require registration of the Trust or TLI as an "investment company" under the Investment Company Act of 1940, as amended, nor will it act, nor has it authorized or will it authorize any person to act in such manner with respect to the Certificates.

    7. The Purchaser understands that there is no market, nor is there any assurance that a market will develop, for the Certificates and that TLI and the Trust have no obligation to make or facilitate any such market (or to otherwise repurchase the Certificates from the Purchaser) under any circumstances.

    8. The Purchaser has consulted with its own legal counsel, independent accountants and financial advisors to the extent it deems necessary regarding the tax consequences to it of ownership of the Certificates, is aware that its taxable income with respect to the Certificates in any accounting period may not correspond to the cash flow (if any) from the Certificates for such period, and is not purchasing the Certificates in reliance on any representations of TLI or its counsel with respect to tax matters.

    9. The Purchaser has reviewed the Private Placement Memorandum with respect to the Certificates dated September 23, 1997, including the Prospectus attached thereto as Exhibit A (the "Private Placement Memorandum"), and the agreements and other materials referred to therein, and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transaction contemplated by the Private Placement Memorandum and to obtain additional information necessary to verify the accuracy and completeness of any information furnished to the Purchaser or to which the Purchaser had access.

    10. The Purchaser understands that the Certificates will bear legends substantially as set forth in the form of Certificate included as Exhibit B to the Agreement.

    11. The Purchaser hereby further agrees to be bound by all the terms and conditions of the Certificates as provided in the Agreement.

    12.  The Purchaser selects one of the following:

         ___________ (a) the Purchaser is not an employee benefit plan, trust or account subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan defined in Section 3(32) of ERISA subject to any federal state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law") (each, a "Benefit Plan") and is not an entity, including an insurance company separate account or an insurance company general account if the assets in any such accounts constitute "Plan Assets" for purposes of regulation Section 2510.3-101 of ERISA, whose underlying assets include Benefit Plan assets by reason of a Benefit Plan's investment in the entity; or

         _____________ (b) the Purchaser is delivering herewith an Opinion of Counsel addressed to the Trustee, the Seller and the Servicer to the effect that the purchase or holding of such Certificate will not constitute or result in the assets of the trust being deemed to be "Plan Assets" subject to the fiduciary responsibility provisions of ERISA or prohibited transactions provisions of
Section 4975 of the Code or Similar Law, will not constitute or result in a prohibited transaction within the meaning of Section 406 or Section 407 of ERISA or Section 4975 of the Code or Similar Law, and will not subject the Trustee, the Seller or the Servicer to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or Similar Law) in addition to those undertaken in the Agreement.

    The foregoing representation and opinion need not be given for subsequent transfers if the Trustee determines in its sole discretion that, after giving effect to the proposed transfer, Benefit Plans will not own 25% or more of the Class B Certificates (by Class Certificate Balance).

    13. If the Purchaser is a partnership, grantor trust or S corporation for federal income tax purposes (a "Flow-Through Entity"), any Certificates owned by such Flow-Through Entity will represent less than 50% of the value of all the assets owned by such Flow-Through Entity and no special allocation of income, gain, loss, deduction or credit from such Certificates will be made among the beneficial owners of such Flow-Through Entity.

    14. If the Purchaser sells any of the Certificates, the Purchaser will obtain from any subsequent purchaser of the Certificates the same representations contained in this Representation Letter.

    Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreement or the Private Placement Memorandum, as the case may be.

    The representations and warranties contained herein shall be binding upon the heirs, executors, administrators and other successors of the undersigned. If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the undersigned are made jointly and severally.

    Executed at _________________, this ____ day of ____________ 199_


                                               ------------------------------
                                               Purchaser's Name (Print)


                                               By
                                                 ----------------------------
                                                 Signature


                                               Its
                                                  ---------------------------


                                               ------------------------------
                                               Address of Purchaser


                                               ------------------------------
                                               Purchaser's Taxpayer
                                               Identification Number

                                                         APPENDIX 1 TO EXHIBIT D

              QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
                 (Buyers other than Registered Investment Companies)


Toyota Motor Credit Corporation
Toyota Leasing, Inc.,
c/o Toyota Motor Credit Corporation
19001 S. Western Avenue
Torrance, California  90509

U.S. Bank National Association
One Illinois Center
111 East Wacker Drive, Suite 3000
Chicago, Illinois 60601

         Re:  Toyota Auto Lease Trust 1997-A; ____% Auto
              Lease Asset Backed Certificates, Class B
              ------------------------------------------

Name of Buyer: _______________ ("Buyer")

Ladies and Gentlemen:

    I hereby certify that, as indicated below, I am the President, Chief Executive/Financial Officer, Senior Vice President or other executive officer of the Buyer.

    In connection with purchases by Buyer from time to time, I hereby certify to you and, if you act as broker for one or more customers, to such customers, that Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $_______(1) in securities (except for the excluded securities referred to below) as of the end of Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
144A) and (ii) Buyer satisfies the criteria in the category marked below.

         ___ CORPORATION, ETC. Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.


--------------------

(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

         ___ BANK. Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

         ___ SAVINGS AND LOAN. Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

         ___ BROKER-DEALER. Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "1934 Act").

         ___ INSURANCE COMPANY. Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia

         ___ STATE OR LOCAL PLAN. Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA PLAN. Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ INVESTMENT ADVISOR. Buyer is an investment advisor registered under the Investment Advisors Act of 1940.


    The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Purchaser, if Buyer is a dealer,
(iii) bank deposit notes
and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.

    For purposes of determining the aggregate of securities owned and/or invested on a discretionary basis by Buyer, Buyer used the cost of such securities to Buyer and did not include any of the securities referred to in the preceding paragraph.

    Further, in determining such aggregate amount, Buyer may have included securities owned by subsidiaries of Buyer, but only if such subsidiaries are consolidated with Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under Buyer's direction. However, such securities were not included if Buyer is a majority owned, consolidated subsidiary of another enterprise and Buyer is not itself a reporting company under the 1934 Act.

    Buyer acknowledges that it is familiar with Rule 144A and understands that you and your customers (if you act as a broker for one or more customers) are and will continue to rely on the statements made herein because one or more sales by you for your own account or your customer's account to Buyer may be in reliance on Rule 144A.

         Will Buyer be purchasing Rule 144A securities only for Buyer's own account?

    ---   ---
    Yes   No

    If the answer to this question is "no", Buyer agrees that, in connection with any purchase of securities sold to Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, Buyer will only repurchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, Buyer agrees that Buyer will not purchase securities for a third party unless Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

    Buyer agrees to notify you of any changes in the information and conclusions herein. Until such notice is given, Buyer's purchase of securities from you, or through you from your customers, will constitute a reaffirmation of the foregoing certifications and acknowledgements as of the date of such purchase.

                                            Very truly yours,

Date:
      --------------
                                            ------------------------------
                                            Name of Buyer
                                            Print


                                            By:
                                               ---------------------------
                                               Name:
                                               Title:

                                                            ANNEX 2 TO EXHIBIT D


               QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                  (Buyers that are Registered Investment Companies)

  Toyota Motor Credit Corporation           U.S. Bank National Association
  Toyota Leasing, Inc.                      One Illinois Center
  c/o Toyota Motor Credit Corporation       111 E. Wacker Drive, Suite 3000
  19001 South Western Avenue                Chicago, Illinois  60601
  Torrance, California  90509

         Re:  Toyota Auto Lease Trust 1997-A;
              Auto Lease Asset-Backed Certificates, Class B

Name of Buyer: _____________________ ("Buyer")

Name of Investment Adviser: __________________ ("Adviser")

    I hereby certify that, as indicated below, I am the President, Chief Executive/Financial Officer or Senior Vice President of Buyer or, if Buyer is a "qualified institutional buyer" as defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because Buyer is part of a Family of Investment Companies (as defined below), of Adviser.

    In connection with purchases by Buyer, from time to time, I hereby certify to you and, if you act as broker for one or more customers, to such customers, that Buyer is a "qualified institutional buyer" as defined in Rule 144A because
(i) Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, Buyer alone, or Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of Buyer's most recent fiscal year. (2)

         ___ Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ___ Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in

-------------------

(2) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

              securities (other than the excluded securities referred to below) as of the end of Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

    For purposes of determining the amount of securities owned by Buyer or Buyer's Family of Investment Companies, I used the cost of such securities and did not include any of the securities referred to below in the second succeeding paragraph.

    The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

    The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with Buyer or are part of Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

    On behalf of Buyer, I acknowledge that Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Representation Letter to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to Buyer by you for your account or your customer's account will be made in reliance on Rule 144A. In addition, on behalf of Buyer, I agree that, in connection with any purchase of securities sold by or through you in reliance on Rule 144A, Buyer will only purchase for Buyer's own account.

    Finally, on behalf of Buyer or Adviser (as appropriate), I agree to notify you of any changes in the information and conclusions herein. Until such notice is given, Buyer's purchase from time to time of securities from you, or, through you from your customers, will constitute a reaffirmation of foregoing certificates and acknowledgement by me as of the date of such purchase.

Date:
      ---------------
                                                 Very truly yours,


                                                 ------------------------------
                                                 Name:
                                                 Title:


                                                 By:
                                                    ---------------------------
                                                    Name:
                                                    Title:


                                                 On behalf of


                                                 ------------------------------
                                                 Name of Buyer:


                                                 or


                                                 ------------------------------
                                                 Name of Adviser:

                                                                       EXHIBIT E


                     FORM OF NON-RULE 144A REPRESENTATION LETTER

Toyota Motor Credit Corporation
Toyota Leasing, Inc.
c/o Toyota Motor Credit Corporation
19001 South Western Avenue
Torrance, California 90509

U.S. Bank National Association
One Illinois Center
111 E. Wacker Drive, Suite 3000
Chicago, Illinois 60601

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center
North Tower
New York New York 10281-1201

    Re:  Toyota Auto Lease Trust 1997-A
         6.75% Automobile Lease Asset Backed Certificates, Class B

Ladies and Gentlemen:

    The undersigned purchaser (the "Purchaser") understands that the purchase of the above-referenced certificates (the "Certificates") may be made by institutions which are "Accredited Investors" under Rule 501(a)(1), (2), (3) or
(7) under the Securities Act of 1933, as amended (the "Securities Act"). The undersigned represents on behalf of the Purchaser that the Purchaser is an "Accredited Investor" within the meaning of such definition. The Purchaser is urged to review carefully the responses, representations and warranties it is making herein.

REPRESENTATIONS AND WARRANTIES

    The Purchaser makes the following representations and warranties in order to permit U.S. Bank National Association, as trustee (the "Trustee") of the Toyota Auto Lease Trust 1997-A (the "Trust"), Toyota Leasing, Inc. (the "Transferor") and Merrill Lynch, Pierce, Fenner & Smith Incorporated to determine its suitability as a purchaser of Certificates and to determine that the private transfer exemption from registration relied upon by the Transferor under the Securities Act is available to it.

    1. The Purchaser understands that the Certificates have not been, and throughout their term will not be, registered or qualified under the Securities Act or the securities laws of any state and may be resold (which resale is not currently contemplated) only if registered pursuant to the provisions of the Securities Act or if an exemption from registration under the Securities Act and other applicable state securities laws is available, that neither the Transferor nor the Trustee is required to register the Certificates under the Securities Act or any applicable state securities laws and that any transfer must comply with Section 4.03 of the Securitization Trust Agreement dated as of September 1, 1997 (the "Agreement"), between the Transferor and the Trustee.

    2. The Purchaser will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Certificates.

    3. The Purchaser is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and a sophisticated institutional investor and has knowledge and experience in financial and business matters (and, in particular, in such matters related to securities similar to the Certificates) and is capable of evaluating the merits and risk of its investment in the Certificates and is able to bear the economic risks of such investment. The Purchaser has been given such information concerning the Certificates, Toyota Motor Credit Corporation and the Transferor as it has requested.

    4. The Purchaser is acquiring the Certificates as principal for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, subject nevertheless to any requirement of law that the disposition of the Purchaser's property shall at all times be and remain within its control.

    5. Neither the Purchaser nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security of the Transferor to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security of the Transferor with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Certificates under the Securities Act or which would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, require registration or qualification pursuant thereto, or require registration of the Trust under the Investment Company Act of 1940, as amended, nor will it act, nor has it authorized or will it authorize any person to act in such manner with respect to the Certificates.

    6. The Purchaser has reviewed the Private Placement Memorandum with respect to the Certificates dated September 11, 1997, including the Prospectus attached thereto as Exhibit A (the "Private Placement Memorandum") and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum and to obtain additional information necessary to verify the accuracy and completeness of any information furnished to the Purchaser or to which the Purchaser had access.

    7. Either (a) Purchaser is not an employee benefit plan, trust or account subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan defined in section 3(32) of ERISA subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law") (each, a "Benefit Plan") and is not an entity, including an insurance company separate account or an insurance company general account if the assets in any such accounts constitute "plan assets" for purposes of regulation section 2510.3-101 of ERISA, whose underlying assets include Benefit Plan assets by reason of a Benefit Plan s investment in the entity; or (b) Purchaser is delivering herewith an opinion of counsel addressed to the Trustee, the Transferor and the Servicer to the effect that the purchase or holding of such Certificate will not constitute or result in the assets of the trust being deemed to be "plan assets" subject to the fiduciary responsibility provisions of ERISA or prohibited transactions provisions of Section 4975 of the Code or Similar Law, will not constitute or result in a prohibited transaction within the meaning of Section 406 or Section 407 of ERISA or Section 4975 of the Code or Similar Law, and will not subject the Trustee, the Transferor or the Servicer to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or Similar Law) in addition to those undertaken in the Agreement. The foregoing representation and opinion need not be given if the Trustee determines in its sole discretion that, after giving effect to the proposed transfer, Benefit Plans will not own 25% or more of the Class B Certificates (by Class Certificate Balance).

    8. The Purchaser understands that the Certificates will bear a legend substantially as set forth in the form of Certificate included as an Exhibit to the Agreement.

    9. The Purchaser understands that there is no market, nor is there any assurance that a market will develop, for the Certificates and that the Transferor does not have any obligation to make or facilitate any such market (or to otherwise repurchase the Certificates from the Purchaser) under any circumstances.

    10. The Purchaser has consulted with its own legal counsel, independent accountants and financial advisors to the extent it deems necessary regarding the tax consequences to it of ownership of the Certificates, is aware that its taxable income with respect to the Certificates in any accounting period may not correspond to the cash flow (if any) from the Certificates for such period, and is not purchasing the Certificates in reliance on any representations of the Transferor or its counsel with respect to tax matters.

    11. The Purchaser represents, on behalf of itself that if the Purchaser is a partnership, grantor trust or S corporation for federal income tax purposes (a "Flow-Through Entity"), any Class B Certificates owned by or on behalf of such Flow-Through Entity will represent less than 50% of the value of all the assets owned by such Flow-Through Entity and no special allocation of income, gain, loss, deduction or credit from such Class B Certificates will be made among the beneficial owners of such Flow-Through Entity.

    12. The Purchaser agrees that it will obtain from any subsequent purchaser of the Certificates substantially the same representations, warranties and agreements contained in the foregoing paragraphs I through 11 and in this paragraph 12.

    Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreement or the Private Placement Memorandum, as the case may be.

    The representations and warranties continued herein shall be binding upon the successors of the undersigned.

    Executed at _________, this ____ day of ________, 199_.


                                       ----------------------------------------
                                       Purchaser's Name (Print)



                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                       ----------------------------------------
                                       Address of Purchaser


                                       ----------------------------------------
                                       Purchaser's Taxpayer
                                       Identification Number